UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

__________________

SCHEDULE 14A

__________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE LOVESAC COMPANY

(Name of Registrant as Specified in its Charter)

_____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

THE LOVESAC COMPANY
Two Landmark Square, Suite 300
Stamford, CT 06901

April 17, 2023

Dear Fellow Stockholders:

You are invited to attend the 2023 Annual Meeting of Stockholders of The Lovesac Company at 10:00 a.m. Eastern Time on June 1, 2023, to be conducted virtually via live webcast by pre-registering at https://viewproxy.com/LovesacCompany/2023/.

The following Notice of Annual Meeting of Stockholders outlines the business to be conducted at the virtual 2023 Annual Meeting of Stockholders. All stockholders of record of our common stock at the close of business on April 6, 2023, the record date, are entitled to notice of and to vote at this meeting and any continuation, postponement, or adjournment thereof.

You will be able to attend the virtual 2023 Annual Meeting of Stockholders by first registering at https://viewproxy.com/LovesacCompany/2023/. You will receive a meeting invitation by e-mail with your unique link to join along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual 2023 Annual Meeting of Stockholders. All registrations to attend the virtual 2023 Annual Meeting must be received by 11:59 p.m. Eastern Time on May 31, 2023. Whether or not you expect to attend, we urge you to vote as promptly as possible. If you vote in advance you may still decide to attend the virtual 2023 Annual Meeting of Stockholders and vote your shares during the meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

On behalf of the Board of Directors of The Lovesac Company, I would like to take this opportunity to thank our stockholders for their continued support of Lovesac.

Sincerely yours,

Shawn Nelson
Founder and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 1, 2023

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of The Lovesac Company at 10:00 a.m. Eastern Time on June 1, 2023, to be conducted virtually via live webcast by pre-registering at https://viewproxy.com/LovesacCompany/2023/.

PROXY MATERIALS

We have elected to provide electronic access to our Annual Meeting materials, which include the Proxy Statement accompanying this Notice of Annual Meeting, in lieu of mailing printed copies. On or about April 6, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended 2023 (“2023 Annual Report”), and form of proxy which will be made available on or about April 17, 2023.

PROPOSALS

(1)    To elect eight (8) directors to the Board of Directors to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(2)    To provide advisory approval of the Company’s fiscal 2023 compensation for its named executive officers;

(3)    To approve the Amendment of the Second Amended and Restated 2017 Equity Incentive Plan that increases the number of shares reserved for issuance thereunder by 225,000 shares;

(4)    To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 4, 2024; and

(5)    To conduct any and all other business that may properly come before the 2023 Annual Meeting or any continuation, postponement, or adjournment thereof.

RECORD DATE

If you were a stockholder of record on April 6, 2023, you may vote your shares at the 2023 Annual Meeting.

VOTING

You may vote your shares at the Annual Meeting by following the instructions on the Notice of Internet Availability of Proxy Materials. You may vote on the Internet, by telephone or by completing and returning a proxy card to us in the envelope provided. Further information about how to register for and attend the virtual Annual Meeting online, vote your shares online during the meeting and submit questions online during the meeting is included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote if you attend the virtual Annual Meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement. Please read the entire Proxy Statement before casting your vote.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:    Our 2023 Annual Report, this Notice and Proxy Statement and the proxy card are available electronically at https://www.astproxyportal.com/ast/22259.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF THREE WAYS:
Refer to the enclosed proxy materials or information provided by your broker or other holder of record to see which voting methods are available to you.	INTERNET Visit the website on your proxy card	BY TELEPHONE Call the number on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope

PROXY STATEMENT
2023 ANNUAL MEETING OF STOCKHOLDERS
To be held on Thursday, June 1, 2023

i

ii

GENERAL INFORMATION

Why am I receiving these materials?

The Board of Directors of The Lovesac Company (which we refer to in this Proxy Statement as “we”, “our”, “us” or “Lovesac”) is providing you these proxy materials in connection with the Board’s solicitation of proxies from our stockholders for our 2023 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) and any adjournments and postponements of the Annual Meeting. The Annual Meeting will be held virtually at https://viewproxy.com/LovesacCompany/2023/ on Thursday, June 1, 2023, commencing at 10:00 a.m. Eastern Time.

We have mailed the Notice of Internet Availability of Proxy Materials to all stockholders and beneficial owners of record as of April 6, 2023, the record date for the Annual Meeting (the “Record Date”). All stockholders will have the ability to access the proxy materials via the Internet, including this Proxy Statement, as filed with the U.S. Securities and Exchange Commission, (the “SEC”), and our 2023 Annual Report on or about April 17, 2023 at https://www.astproxyportal.com/ast/22259. The Notice of Internet Availability of Proxy Materials includes information on how to access the proxy materials, how to submit your vote on the Internet, by phone, by mail, or how to request a paper copy of the proxy materials.

What is the purpose of the Annual Meeting?

At the Annual Meeting, you and our other stockholders entitled to vote at the Annual Meeting are requested to vote on proposals to (1) elect eight (8) members of our Board of Directors to serve until our 2024 Annual Meeting of Stockholders; (2) provide advisory approval of the Company’s fiscal 2023 compensation for its named executive officers; (3) approve the Amendment to the Second Amended and Restated 2017 Equity Incentive Plan that increases the number of shares reserved for issuance thereunder by 225,000 shares; (4) ratify the appointment of Deloitte & Touche LLP as our independent registered accounting firm for fiscal year 2024; and (5) conduct any and all other business that may properly come before the 2023 Annual Meeting or any continuation, postponement, or adjournment thereof.

Who is entitled to attend and vote at the Annual Meeting?

Only stockholders of record as of the close of business on the Record Date, or the holders of their valid proxies may attend and shall be entitled to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. As of the close of business on the Record Date,15,195,566 shares of our common stock were outstanding and entitled to vote. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting.

What do I need to do to attend the Annual Meeting virtually?

To attend our virtual 2023 Annual Meeting live via the Internet, you must register at https://viewproxy.com/LovesacCompany/2023/ by 11:59 PM Eastern Time on Wednesday, May 31, 2023, using your Control Number that was included in your proxy card. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a Control Number to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Further instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://viewproxy.com/LovesacCompany/2023/.

On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting at https://viewproxy.com/LovesacCompany/2023/ by logging in using the password you received via e-mail in your registration confirmation. You are entitled to attend our Annual Meeting only if you were a stockholder as of the Record Date. A webcast replay of the Annual Meeting will be available at https://viewproxy.com/LovesacCompany/2023/ until the earlier of June 1, 2024 or the date of the next Annual Meeting of Stockholders to be held in 2024.

Is a list of stockholders available?

A list of our stockholders will be available for review at our executive offices in Stamford, Connecticut, during ordinary business hours for a period of ten days prior to the meeting. Stockholders interested in viewing the list should contact InvestorRelations@lovesac.com or Secretary@lovesac.com at least 48 hours prior to any visit. All visitors are subject to the Company’s safety protocols. The list will also be available for examination by stockholders of record during the virtual Annual Meeting live webcast at https://viewproxy.com/LovesacCompany/2023/.

What constitutes a quorum?

The presence by attendance at the Annual Meeting through the virtual webcast or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting.

Broker non-votes (which are explained under “What are broker non-votes?”) and abstentions will be included in determining the presence of a quorum at the 2023 Annual Meeting but will not be counted or have an effect on the outcome of any matter except with respect to the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered accounting firm for fiscal year 2024.

What are broker non-votes?

Broker non-votes occur when a person holding shares through a bank or broker, meaning that their shares are held in a nominee name or beneficially through such bank or broker, does not provide instructions as to how to vote their shares and the bank or broker is not permitted to exercise voting discretion. Under the listing rules of the Nasdaq Global Market (“Nasdaq”), your bank or broker is only permitted to exercise voting discretion on routine matters. Accordingly, your bank or broker may vote shares held in beneficial name only with respect to ratifying the appointment of Deloitte & Touche LLP as our independent registered accounting firm for fiscal year 2024 but may not vote on any other matter to be voted at the Annual Meeting.

What vote is required to approve each item to be voted on at the Annual Meeting?

PROPOSAL 1: Election of Directors — A plurality of the votes of the shares present in person, by remote communication or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of directors. This means that the eight (8) director nominees receiving the highest number of affirmative votes of the shares present by remote communication or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected to our Board. Abstentions, broker non-votes and votes marked “WITHHOLD AUTHORITY FOR ALL NOMINEES” will have no legal effect on the outcome of the election of directors. With respect to votes marked “FOR ALL EXCEPT,” votes for director nominees that are withheld will have no legal effect on the outcome of the election of directors, while votes for all other director nominees will count toward a plurality.

PROPOSAL 2: Advisory Approval of the Company’s Fiscal 2023 Compensation for its Named Executive Officers — The approval, on an advisory basis, of the Company’s fiscal 2023 compensation for its named executive officers requires the “FOR” vote of a majority of the shares present in person, by remote communication, or represented by proxy duly authorized at the meeting and entitled to vote at the meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Abstentions are treated as present and entitled to vote and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

PROPOSAL 3: Approval of the Amendment of the Second Amended and Restated 2017 Equity Incentive Plan — This proposal requires the affirmative vote of a majority of the shares present in person, by remote communication or represented by proxy duly authorized at the meeting and entitled to vote at the meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Abstentions are treated as present and entitled to vote and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

PROPOSAL 4: Ratification of the Appointment of the Independent Registered Public Accounting Firm for the Year Ending February 4, 2024 — The affirmative vote of the holders of a majority of the shares present in person by remote communication or represented by proxy and entitled to vote on the proposal at the Annual Meeting is required to approve this proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. This proposal is considered a routine matter where brokers are permitted to vote your shares held by them in their discretion in the event that they do not receive voting instructions from you.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote:

■         PROPOSAL 1:  FOR each of the nominees for director named in this Proxy Statement.

■         PROPOSAL 2: FOR the approval of the Company’s fiscal 2023 compensation for its named executive officers.

■         PROPOSAL 3: FOR the approval of the Amendment of the Second Amended and Restated 2017 Equity Incentive Plan that increases the shares reserved for issuance thereunder by 225,000 shares.

■         PROPOSAL 4: FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered accounting firm for fiscal year 2024.

How do I vote my shares?

The answer depends on whether you own your shares of Lovesac common stock as of the Record Date directly (that is, you hold shares in your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

■         If you own shares of the Company directly (i.e., you are a “registered stockholder”):    Your proxy is being solicited directly by us, and you can vote by Internet, by telephone, by mail or you can vote at our virtual Annual Meeting online. You are encouraged to vote prior to the Annual Meeting to ensure that your shares will be represented.

■         If you wish to vote by Internet:    Access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Internet voting will close and no longer be available as of 11:59 p.m. Eastern Time on May 31, 2023.

■         If you wish to vote by telephone:    Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Telephone voting will close and no longer be available as of 11:59 p.m. Eastern Time on May 31, 2023.

■         If you wish to vote by mail:    Please sign, date and complete the enclosed proxy card and return it by mail in the enclosed postage paid envelope. No postage is necessary if the proxy card is mailed in the United States. If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares in accordance with the recommendations of the Board of Directors as described above, and, in their discretion, on any other matter that properly comes before the Annual Meeting. We have not received notice of other matters that may properly be presented at the Annual Meeting. Unsigned proxy cards will not be counted.

■         If you wish to vote at the Annual Meeting:    You will be able to vote your shares if you register to attend by Internet and attend the virtual Annual Meeting pursuant to the instructions below.

■         If you hold your shares of the Company through a broker, bank or other nominee:    You are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by your broker, bank or nominee. You may not vote directly any shares held in “street name”; however, as the beneficial owner of the shares, you have the right to direct your broker, bank or nominee on how to vote your shares. A voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. Please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote by telephone, via the Internet, or virtually at the Annual Meeting, depending upon your voting instructions. Please refer to the instructions provided with your voting instruction card and see “What do I need to do to attend the Annual Meeting virtually?” above for information about voting in these ways. See also “How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?” below.

If you plan to vote by mail, telephone or Internet in advance of the Annual Meeting, your vote must be received by 11:59 p.m., Eastern Time, on May 31, 2023 to be counted. Internet voting during the Annual Meeting is also permissible through the virtual webcast at https://viewproxy.com/LovesacCompany/2023/.

Will I have the same participation rights in the virtual Annual Meeting as I would have at an in-person stockholder meeting?

Yes. If you register to attend, and attend, the Annual Meeting pursuant to the instructions above, you will be able to vote online during the Annual Meeting, change a vote you may have submitted previously, or ask questions online that will be reviewed and answered by the speakers. If you wish to submit a question during the virtual Annual Meeting, you may log into https://viewproxy.com/LovesacCompany/2023/ and ask a question on the virtual meeting platform. Our virtual meeting will be governed by our Rules of Conduct which will be available on the virtual meeting platform. We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money, especially as physical attendance at meetings has declined. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or executive management in attendance. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.

Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting.

What if I have technical difficulties during the virtual Annual Meeting?

There will be technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting live audio webcast. Please be sure to check in by 9:45 a.m. Eastern Time on June 1, 2023, the day of the meeting, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 866-612-8937.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 4, 2024. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.

Can I change my vote after I return my proxy card?

Stockholders of record may revoke their proxies by virtually attending the Annual Meeting and voting online during the virtual meeting, by filing an instrument in writing revoking the proxy prior to the Annual Meeting or by filing another duly executed proxy bearing a later date with our Secretary at the address below before the vote is counted or by voting again using the telephone and Internet before the cut-off time (11:59 p.m., Eastern Time, on May 31, 2023). Your latest telephone or Internet proxy submitted prior to the Annual Meeting is the one that will be counted unless you virtually attend the Annual Meeting and vote your shares online during the meeting. We recommend that you vote by proxy even if you plan to attend the Annual Meeting online. If you hold your shares through a bank, broker or other nominee, you may revoke any prior voting instructions by contacting the institution that holds your shares.

Written notice of revocation may be sent to The Lovesac Company, Two Landmark Square, Suite 300, Stamford, CT 06901, Attention: Secretary.

How will votes be recorded and where can I find the voting results of the Annual Meeting?

We have engaged American Stock Transfer & Trust Company, LLC (“AST”), our transfer agent, as our inspector of elections to receive and tabulate votes. AST will separately tabulate “FOR” and “AGAINST” votes, abstentions and broker non-votes. AST will also certify the results and determine the existence of a quorum and the validity of proxies and ballots. We plan to announce preliminary voting results at the Annual Meeting and to publish the final results in a Current Report on Form 8-K following the Annual Meeting.

Who conducts the proxy solicitation and how much will it cost?

The Company is requesting your proxy for the Annual Meeting and will pay the costs of requesting stockholder proxies. Proxies may be solicited by directors, officers and other associates of the Company, personally or by telephone, Internet, or mail, none of whom will receive compensation for their solicitation efforts. We may also reimburse brokerage firms, dealers, banks, voting trustees or other record holders for their reasonable expenses for forwarding proxy materials to the beneficial owners of our common stock.

Questions and Additional Copies

If you have any additional questions with respect to the Company or the matters described herein, or questions about how to submit your proxy, or if you need additional copies of this Proxy Statement or proxy card, you should contact our Secretary at The Lovesac Company, Two Landmark Square, Suite 300, Stamford, CT 06901, by telephone at (888) 636-1223, or by email at InvestorRelations@lovesac.com or Secretary@lovesac.com.

Proposal 1

ELECTION OF DIRECTORS

Lovesac’s business and affairs are managed under the direction of our Board of Directors. The number of Directors is determined by our Board of Directors, subject to the terms of our Amended Certificate and Amended and Restated By-Laws (the “By-Laws”). Our Board of Directors currently consists of eight members and is authorized to have no less than five members nor more than nine members. Each of our Directors serves until the next annual meeting of stockholders and until his or her successor is elected and duly qualified, or until his or her earlier death, resignation or removal. On March 23, 2023, our Board of Directors fixed the number of Directors constituting the full Board at eight members.

Board Composition

The Nominating and Governance Committee (the “Nominating Committee”) works with the Board of Directors to determine the appropriate skills and qualifications necessary for Board membership, taking into consideration the Board’s needs at the time. In seeking qualified candidates for Board membership, the Board will consider a variety of factors including professional experience and other individual qualities and characteristics that contribute to a diverse mix of viewpoints and experience represented on the Board.

Required Qualifications for Board Membership

The Board of Directors and Nominating Committee require all Directors and Director candidates to be of high character and integrity and have the ability to guide our Company based on experience gained in positions as leaders with a high degree of responsibility in the companies with which they are or were affiliated. Each Director and Director candidate must also ensure that other existing and anticipated future commitments do not interfere with his or her service as a Director. In determining whether to recommend a Director for re-election, the Nominating Committee also considers the Director’s past attendance at meetings, participation in and contributions to the activities of the Board and the Company, tenure and other qualifications set forth in the Nominating Committee’s charter or developed and approved by the Nominating Committee.

Key Qualifications and Experience for Board Membership

The Board has identified key qualifications and experience that are important to be represented on the Board based on the Company’s current business strategy and future business goals. These qualifications are evaluated regularly and updated to adapt to the evolving needs of the Board and the Company. This list is not exhaustive, but rather represents a summary of the key criteria considered by the Board during the nomination and appointment process.

Executive Leadership	Experience leading and building high functioning teams, developing interdisciplinary long-range strategic plans, policy development and people management.
Business Operations

Experience with day-to-day operational execution of long-range plans and targets, leading sourcing, distribution and transportation strategy, and developing real estate strategy and assessing and negotiating real estate leases.

Marketing and Sales	Experience developing and executing digital marketing strategies, managing the customer experience, brand management, developing sales plans and promotions to meet financial targets, and ecommerce.

Environmental, Social and Governance	Experience in environmental and sustainability practices, fostering diversity and inclusion culture and programs, and providing accountability and transparency and protecting shareholder interests.
Technology and Security

Experience in safeguarding the generation, transmission and distribution of digital assets, knowledge and experience in the strategic use and governance of information management and information technology

Accounting, Finance and Internal Controls

Experience evaluating financial statements and capital structure, overseeing financial reporting, fundraising across debt/equity markets, investor relations, assessing internal controls and regulatory compliance, and risk valuation and risk management oversight.

Director Nominees

Shawn Nelson, Andrew R. Heyer, John Grafer, Jack A. Krause, Sharon M. Leite, Walter F. McLallen, Vineet Mehra and Shirley Romig have been nominated for election as Directors to serve until the 2024 Annual Meeting of Stockholders and until their successors are elected and have qualified. All our nominees are current Directors. Each nominee has consented to being named in the Proxy Statement and has agreed to serve as a member of the Board of Directors, if elected. If any of the nominees is unable to serve as a Director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named below will be unable to serve if elected.

The Board of Directors believes that each nominee has valuable skills and experiences that provide us with the knowledge, judgment and strategic vision necessary to provide effective oversight. The biographies below reflect the particular experience, qualifications and skills that led the Board of Directors to conclude that each Director nominee should serve on the Board. There are no family relationships between and among any of our executive officers or Directors. There are no arrangements or understandings between any of our executive officers or Directors and any other person pursuant to which any of them are elected as an officer or Director.

Shawn Nelson
Age: 46 Director since: 2017 Independent: No Committees: None

Skills and Qualifications:

We believe Mr. Nelson is qualified to serve on our board because of his leadership experience as our founder, his extensive knowledge of the Company and his service as our Chief Executive Officer.

Shawn Nelson founded Lovesac in 1998 and is currently serving as our Chief Executive Officer and as a member of the Board of Directors. Mr. Nelson is the lead designer of the Company’s patented products and directly oversees design, product development, public relations, and investor relations. In 2005, Mr. Nelson won Richard Branson’s “The Rebel Billionaire” on Fox and continues to participate in ongoing TV appearances. Mr. Nelson has a master’s degree in Strategic Design and Management and is a former graduate-level instructor at Parsons, The New School for Design in New York City. Mr. Nelson is also fluent in Chinese with a B.A. in Mandarin from the University of Utah.

Other Public Company Directorships:

■         Current: None.

■         Previous (During Past 5 Years): None.

Andrew R. Heyer
Age: 65 Director since: 2017 Independent: No Committees: None Designation: Chair of the Board

Skills and Qualifications:

We believe Mr. Heyer is qualified to serve on our board because of his extensive experience in private equity investing in the consumer goods industry and his experience on other private and public company boards.

Andrew R. Heyer is the Chair of our Board of Directors. Mr. Heyer is a finance professional with over 35 years of experience investing in the consumer and consumer-related products and services industries. He has deployed in excess of $1 billion of capital over that time frame and has guided several public and private companies as a member of their boards of directors. Mr. Heyer is the Chief Executive Officer and Founder of Mistral Equity Partners, a private equity fund manager founded in 2007 that invests in the consumer industry. Prior to founding Mistral, Mr. Heyer served as a Founding Managing Partner of Trimaran Capital Partners. Until 1995, Mr. Heyer was a vice chairman of CIBC World Markets Corp. and a co-head of the CIBC Argosy Merchant Banking Funds. Prior to joining CIBC World Markets Corp., Mr. Heyer was a Founder and Managing Director of The Argosy Group L.P. Prior to joining Argosy, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Incorporated and, prior to that, he worked at Shearson/American Express. Mr. Heyer serves on the boards of directors of several private companies, including Worldwise, a pet accessories business.

Other Public Company Directorships:

■         Current: OneSpaWorld Holdings Limited (since 2019); Arko Corp. (since 2020); Tastemaker Acquisition Corp. (since 2021); AF Acquisition Corp. (since 2021); Haymaker Acquisition Corp. III (since 2019); and Biote Inc. (since 2022).

■         Previous (During Past 5 Years): The Hain Celestial Group (2012 – 2019); XpresSpa Group, Inc. (2016 – 2020); and Haymaker Acquisition Corp. (2017 – 2019).

John Grafer
Age: 53 Director since: 2017 Independent: Yes Committees: • Compensation Committee

Skills and Qualifications:

We believe Mr. Grafer is qualified to serve on our board because of his substantial experience in private equity investing and investment banking, his accounting expertise and his experience on other company boards.

John Grafer is a member of our Board of Directors. Mr. Grafer is a partner at Satori Capital, a multi-strategy alternative investment firm founded on the principles of conscious capitalism. Mr. Grafer is a member of Satori’s investment committee, a board member of Accelerated Learning Solutions, Hobo, SunTree Snack Foods, Formulife, and Zorch International, a former board observer for Aspen Heights, and a former board member of California Products Corporation, Longhorn Health Solutions, and FWT. Prior to joining Satori in 2009, Mr. Grafer was Senior Vice President at Giuliani Partners, a principal investment and consulting firm founded by former New York City Mayor Rudolph W. Giuliani. Prior to joining Giuliani Partners in 2003, Mr. Grafer was a member of the mergers and acquisitions group at Credit Suisse First Boston, a member of the proprietary trading group at J.P. Morgan Chase, and a team member at Ernst & Young, where he earned his C.P.A. Mr. Grafer has also assisted a family office with early-stage investments in sustainably managed companies, including Honest Tea. Mr. Grafer is an elected member of the board of directors and executive committee of Americans For Fair Taxation® (FairTax®) and was formerly a first-round judge for the McCloskey Business Plan competition at the University of Notre Dame. Mr. Grafer received a B.B.A. from the University of Notre Dame and an M.B.A. in Finance from the University of Chicago Booth School of Business.

Other Public Company Directorships:

■         Current: None.

■         Previous (During Past 5 Years): None.

Jack A. Krause
Age: 60 Director since: 2021 Independent: No Committees: None

Skills and Qualifications:

We believe Mr. Krause is qualified to serve on our board because of his extensive brand management and marketing experience, and his deep knowledge of the Company having served as President and Chief Operating Officer from 2015 to 2021.

Jack A. Krause is the Chief Strategy Officer of The Lovesac Company and a member of the Board of Directors. Previously, he served as President and Chief Operating Officer of Lovesac from 2015 until November 2021. Prior to Lovesac, Mr. Krause served as President of Vitamin World, a division of NBTY. He also served as Senior Vice-President of Watch Station Global Retail and Skagen from 2011 to 2013. Mr. Krause also held the position of General Manager of Sunglass Hut North America from 2008 to 2010 along with other executive positions at Luxottica. Mr. Krause worked for 11 years at Bath and Body Works in roles of increasing responsibility leading to Senior Vice-President of Brand Development from 2004 to 2006. Prior to that he spent 10 years in brand management at Jergens and Marion Consumer Products. Mr. Krause has a Bachelor of Science in Business Administration from Miami University.

Other Public Company Directorships:

■         Current: None.

■         Previous (During Past 5 Years): None.

Sharon M. Leite
Age: 60 Director since: 2021 Independent: Yes Committees: • Audit Committee • Nominating and Governance Committee

Skills and Qualifications:

We believe Ms. Leite is qualified to serve on our board because she brings significant general management experience, as well as retail sales, operations, digital, ecommerce, real estate, merchandising and marketing experience.

Sharon M. Leite is a member of our Board of Directors. Since January 2023, Ms. Leite has been the Chief Executive Officer and a member of the Board of Directors of Ideal Image. Previously, she was the Chief Executive Officer of The Vitamin Shoppe, Inc., from 2018 to 2023. She also served as President, North America, for Godiva Chocolatier from October 2017 until August 2018. Prior to joining Godiva, from February 2016 until May 2017, Ms. Leite was the President of Sally Beauty — North America (NYSE: SBH), an international specialty retailer and distributor of professional beauty products, with over 3,000 stores. Prior to joining Sally Beauty, from August 2007 until January 2016, Ms. Leite was the Executive Vice President of Sales, Customer Experience and Real Estate at Pier 1 Imports (NYSE: PIR). In addition, Ms. Leite has held various executive leadership roles at Bath and Body Works (L Brands) as well as various sales and operations positions with other prominent retailers including Gap Inc. and The Walt Disney Company. She serves on the boards of the National Retail Federation, Performing Arts Forth Worth and the Neeley School of Business at Texas Christian University. Ms. Leite attended Loyola University, Kent State University and Delgado College and is completing an M.B.A. at The Jack Welch Management Institute.

Other Public Company Directorships:

■         Current: None.

■         Previous (During Past 5 Years): Tandy Leather Factory, Inc. (2017 – 2022).

Walter F. McLallen
Age: 57 Director since: 2019 Independent: Yes Committees: • Audit Committee, Chair • Compensation Committee, Chair • Nominating and Governance Committee	Skills and Qualifications: We believe Mr. McLallen is qualified to serve on our board due to his extensive consumer products, operational and board experience, as well as his background in finance.

Walter F. McLallen is a member of our Board of Directors. Mr. McLallen is a finance professional with over 30 years of leveraged finance, private equity and operations experience. Mr. McLallen has been the Managing Member of Meritage Capital Advisors, an advisory boutique firm focused on debt and private equity transaction origination, structuring and consulting, since 2004. Mr. McLallen has extensive board and organizational experience and has served on numerous corporate and non-profit boards and committees, with a significant historical focus on consumer products-related companies.

He also served on the boards of several consumer-focused private companies, including Timeless Wine Company, the producer of consumer luxury wine brands; Worldwise, Inc., a consumer branded pet products company; adMarketplace, a search engine advertiser; and Frontier Dermatology Partners, a dermatology practice management company. Mr. McLallen is the Founder and Co-Chairman of Tomahawk Strategic Solutions, a law enforcement and corporate training and risk management company. From 2006 to 2015, he was Vice Chairman of Remington Outdoor Company, an outdoor consumer platform he co-founded with a major investment firm. Mr. McLallen was formerly with CIBC World Markets from 1995 to 2004, during which time he was a Managing Director, head of Debt Capital Markets and head of High Yield Distribution. Mr. McLallen started his career in the Mergers & Acquisitions Department of Drexel Burnham Lambert and was a founding member of The Argosy Group L.P. Mr. McLallen received a B.A. with a double major in Economics and Finance from the University of Illinois at Urbana-Champaign.

Other Public Company Directorships:

■         Current: OneSpaWorld Holdings Limited (since 2017).

■         Previous (During Past 5 Years): Centric Brands Inc. (2016 – 2020); AerCap Holdings N.V. (2015 – 2017); and Haymaker Acquisition Corp. II (2019 – 2020).

Vineet Mehra
Age: 44 Director since: 2022 Independent: Yes Committees: • Audit Committee

Skills and Qualifications:

We believe Mr. Mehra is qualified to serve on our board based on his expertise in global marketing strategy, brand development, and deep knowledge of the omni-channel retail and consumer products industries.

Vineet Mehra is a member of our Board of Directors. Since June 2022, he has served as the Chief Marketing Officer for Chime, where he oversees all marketing initiatives across the company. Prior to Chime, Vineet was the Chief Growth and Customer Experience Officer of Good Eggs, from 2021 to 2022. From 2019 to 2021, Vineet was the Global Chief Customer and Marketing Officer for Walgreens Boots Alliance (WBA) where he was responsible for laying out the vision and strategic direction for all of WBA’s marketing activities across their full portfolio of Retail and Consumer Brands. From 2017 to 2019, Vineet was the Global Chief Marketing and Revenue Officer for Ancestry.com, the world’s leading Consumer Genomics company, where he was tasked with modernizing the marketing organization, and bringing consumer genomics into the cultural mainstream while owning Ancestry’s worldwide revenue target. Prior to Ancestry, Vineet held key leadership positions at Johnson & Johnson from 2013 to 2017 including Global President - Baby Care where he led their flagship portfolio of brands, and Global President - Marketing Services, where he held responsibility for their Global Media budget and Global Consumer Insights & Analytics. Vineet has received numerous accolades and awards throughout his career. He was named by Forbes as one of the world’s Top 50 CMOs, recognized by AdWeek as one of the Top 20 Tech-Driven CMOs, honored with the Top 40 under 40 award by both Ad Age and P&G’s Alumni Association, Chair of the Jury for the Global Media Awards, and an Invited Speaker at the prestigious Cannes Lions Festival of Creativity. His views and opinions have been quoted in major publications such as the Harvard Business Review, Forbes and Ad Age.

Other Public Company Directorships:

■         Current: AdTheorent (since 2021).

■         Previous (During Past 5 Years): None.

Shirley Romig
Age: 45 Director since: 2019 Independent: Yes Committees: • Nominating and Governance Committee, Chair • Compensation Committee	Skills and Qualifications: We believe Ms. Romig is qualified to serve on our board based on her expertise in ecommerce, digital innovation, corporate strategy and scaling complex retail operations.

Shirley Romig is a member of our Board of Directors. Ms. Romig has two decades of experience in operationalizing growth strategies and leading transformational initiatives in complex consumer-oriented and technology organizations. Most recently, Ms. Romig was the Co-Founder and CEO of Mixo Group, a digital creator platform for the $1.7 trillion food market, through December 2022. Prior to that, Ms. Romig was a Vice President with Lyft, leading Global Operations, East and Canada from 2019 to 2022. From 2017 to 2019, Ms. Romig led six lines of businesses at Equinox Fitness Clubs as Group Vice President. From 2016 to 2017, Ms. Romig was the Head of Retail Strategy for SapientRazorfish, a global digital agency. From 2013 to 2015, Ms. Romig was the Senior Vice President of Corporate Strategy with HBC responsible for implementation of growth initiatives across Saks Fifth Avenue, Saks OFF 5th, Lord & Taylor and Hudson’s Bay in Canada. Ms. Romig also served as a Vice President for Saks Incorporated where she led the company’s omnichannel transformation work and launched Saksoff5th.com as well as numerous growth initiatives for Saks.com from 2009 to 2013. Earlier in her career, Ms. Romig worked in equity research and digital and strategy consulting. Ms. Romig holds an M.B.A. from the Darden School of Business and a Bachelor of Science from the McIntire School of Commerce, both at the University of Virginia.

Other Public Company Directorships:

■         Current: MamaMancini’s Holdings, Inc. (since 2023).

■         Previous (During Past 5 Years): None.

Vote Requirement

The affirmative vote of a plurality of the votes of the shares present in person, by remote communication or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL EIGHT NOMINEES.

CORPORATE GOVERNANCE

Our Board of Directors has adopted Corporate Governance Guidelines that serve as a framework within which the Board can perform its duties and foster effective governance of the Company.

Governance Highlights
Board Independence	Stockholder Rights
5 out of 8 of our Directors and 100% of Audit, Compensation, and Nominating Committees are independent	We annually seek stockholder ratification of our independent registered public accountants
There are no related party transactions with our Directors and officers	Stockholders have the same voting rights — one vote per share
Independent Board members meet regularly in Executive Session without management present	We do not maintain a stockholder rights plan or “poison pill”
A separate Chair of the Board leads board activities allowing our CEO to focus on our business	Our Board is not classified, and all of our Directors are elected annually by our stockholders
Policies and Procedures	Engagement and Refreshment
We have robust stock ownership guidelines for our Directors and NEOs to further align with the interests of our stockholders	Our average Board tenure is 2.9 years, and our average Board age is 54 with 6 of our 8 Directors below age 60
We have a Board Diversity Statement which supports the identification and appointment of diverse candidates to our Board	Director compensation is reviewed annually by our Compensation and Nominating Committees to ensure competitiveness relative to our peers
Our Board and management are subject to a global Code of Business Conduct and Ethics	Our Board and each committee conduct an annual self-evaluation of performance
Our Insider Trading Policy restricts stock trading to quarterly windows and requires mandatory preclearance for Directors and NEOs	In fiscal 2023, all Directors attended our Annual Stockholder Meeting and greater than 75% of meetings of the committees on which they serve

Director Independence

Our Board of Directors has reviewed and evaluated the independence of each Director. Based on information provided by each Director concerning his or her background, employment and affiliations, our Board of Directors has determined that Mr. Grafer, Ms. Leite, Mr. McLallen, Mr. Mehra and Ms. Romig do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that each of our Director nominees (other than Mr. Heyer, Mr. Krause and Mr. Nelson) is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee Director has with our Company, the beneficial ownership of our common stock by each such non-employee Director and nominee, affiliated entities of each Director and nominee, and their involvement in any transactions described under “Certain Relationships and Related Party Transactions” on page 56, and all other facts and circumstances our Board of Directors deemed relevant in determining their independence and eligibility to serve on the Board.

Board Meetings

During fiscal 2023, the Board of Directors held six meetings and no Director attended fewer than 75% of the total number of meetings of the Board of Directors held during the period such Director served and the total number of meetings held by any of the committees of the Board on which such Director served. We encourage each member of the Board to attend our annual meetings of stockholders. All then-current members of our Board attended the 2022 Annual Meeting of Stockholders.

Self-Evaluation Process

The Nominating Committee oversees the development and conduct of an annual process for evaluating Board and committee performance. In fiscal 2023, the Board conducted self-evaluations by having each Director complete, on an anonymous basis, detailed questionnaires designed to elicit candid feedback on a variety of topics including board composition and qualifications, corporate governance practices, compensation, roles and responsibilities, Board and committee effectiveness and communications, relationship with management, and areas for possible improvement. The responses were reviewed, compiled and discussed by the Directors and areas of opportunities discussed.

Board Leadership Structure

Our Board of Directors selects the Chair of the Board based upon factors it deems best for the Company at the time of selection. The Board does not have a prescribed policy on whether the roles of Chair and Chief Executive Officer should be separate or combined. Currently, our Board believes that our Company is best served by having a separate Chair of the Board (Mr. Heyer) and Chief Executive Officer (Mr. Nelson) to appropriately balance the powers of the CEO and the independent Directors. This leadership structure enables Mr. Nelson to focus on the growth and development of the business and execution of Company strategy, while Mr. Heyer can oversee the functioning of the Board as a whole and act as a principal liaison between management and the independent Directors. As Chair of the Board, Mr. Heyer presides at all meetings of stockholders and the Board of Directors, and performs other responsibilities as designated by the Board from time to time. The Board will continue to examine its leadership structure and adopt changes, if needed, to best serve the needs of the Company.

Board’s Role in Risk Oversight

The Board of Directors oversees management of the Company’s risks and each of the Board committees supports the Board is fulfilling this responsibility. The Board of Directors focuses on the most significant risks facing the Company such as those relating to supply chain, competition and cybersecurity recognizing that these risks will change over time depending on various external and internal factors. The Board seeks to ensure that actions taken by the Company involve consideration of all relevant risks and are appropriate for the Company based on its business objectives and strategy. Below are descriptions of risk management activities overseen by our Board committees as referenced in their charters.

Audit Committee

The Audit Committee reviews risks that may arise out of our internal control over financial reporting and disclosure controls and procedures. They also review the Company’s processes and procedures with respect to risk assessment and risk management. In addition, the Audit Committee is responsible for reviewing certain proposed related party transactions.

Compensation Committee

The Compensation Committee reviews the risks, if any, associated with the Company’s compensation programs and practices including whether they encourage excessive risk-taking. They also review the Company’s key compensation policies, procedures and disclosures, including the executive compensation disclosure in the proxy statement to ensure it accurately represents the Committee’s compensation philosophy.

Nominating Committee

The Nominating Committee, charged with Board and management succession and overall Company governance matters, examines risks in each of these areas. They define and adopt policies and procedures that support strong corporate governance. They also review issues that may impact Director independence and examine changes in the regulatory landscape and governance trends and their potential impact on the manner in which the Board and Company operate.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee and may establish other committees to facilitate the oversight of our business. The functions of our Board committees are described below. All committees are comprised of only independent Directors.

Audit Committee	4 meetings in fiscal 2023
Fiscal 2023 Members: William F. McLallen, Chair Sharon M. Leite Vineet Mehra(1)

Key Oversight Responsibilities

■     Appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

■     Overseeing the work of our independent registered public accounting firm and internal auditors, including through the receipt and consideration of reports from such firm;

■     Reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

■     Pre-approving all audit and permitted non-audit services from the independent registered public accounting firm;

■     Monitoring our internal control over financial reporting and disclosure controls and procedures;

■     Overseeing our internal accounting function;

■     Discussing our risk management policies;

■     Meeting independently with our internal accounting staff, independent registered public accounting firm and management;

■     Establishing policies regarding hiring associates from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

■     Reviewing and approving or ratifying related party transactions; and

■     Preparing the Audit Committee Report as required by SEC rules.

(1)     Vineet Mehra was appointed to the Audit Committee effective March 24, 2023. Ms. Romig stepped off the Audit Committee on March 24, 2023.

The composition of our Audit Committee meets the requirements for independence of Audit Committee members under current Nasdaq listing standards and SEC rules and regulations. Each member of our Audit Committee meets the financial literacy requirements of the current listing standards. In addition, our Board of Directors has determined that Mr. McLallen is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). Our Audit Committee operates under a written charter that is posted on the Investor Relations section of our website at https://investor.lovesac.com.

Compensation Committee	5 meetings in fiscal 2023
Fiscal 2023 Members: Walter F. McLallen, Chair John Grafer Shirley Romig

Key Oversight Responsibilities

■     Overseeing our overall compensation philosophy, compensation policies, plans and benefits programs;

■     Reviewing and approving for our executive officers their annual base salary, annual incentive awards, equity compensation, severance agreements, employment arrangements, and any other benefits, compensation or similar arrangements

■     Reviewing our compensation policies and practices as they relate to risk management practices and risk-taking incentives;

■     Overseeing evaluations of our senior executives;

■     Overseeing and administering our equity incentive plans;

■     Reviewing and assessing the independence of compensation advisors;

■     Reviewing and making recommendations to our Board with respect to director compensation;

■     Reviewing and recommending to the Board approval of the Compensation Discussion and Analysis of the Proxy Statement; and

■     Reviewing and approving the Compensation Committee Report in our Proxy Statement as required by SEC rules.

Our Compensation Committee received advice from Frederic W. Cook & Co. (“FW Cook”), an independent compensation consulting firm, with respect to executive compensation decisions for fiscal 2023. Working with management, FW Cook provided various data and recommendations throughout the year as further discussed beginning on page 29. Our Compensation Committee operates under a written charter that is posted on the Investor Relations section of our website at https://investor.lovesac.com.

Compensation Committee Interlocks and Insider Participation

During fiscal 2023, Mr. McLallen, Mr. Grafer, and Ms. Romig served as members of the Compensation Committee. No member of our Compensation Committee served as an executive officer or associate of Lovesac. None of our executive officers currently serve, or have served during fiscal 2023, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Governance Committee	5 meetings in fiscal 2023
Fiscal 2023 Members: Shirley Romig, Chair Sharon M. Leite Walter F. McLallen

Key Oversight Responsibilities

■     Developing, overseeing and making recommendations to the Board regarding our governance principles;

■     Developing, recommending to the Board, implementing and monitoring compliance with the Code of Ethics;

■     Reviewing succession plans relating to positions held by executive officers;

■     Reviewing and advising the Board on composition and minimum director qualifications for the Board and each Board committee;

■     Identifying nominees for election to the Board, consistent with the qualifications and criteria approved by the Board and recommending to the Board the director nominees for the next annual meeting of stockholders;

■     Reviewing and evaluating, at least annually, the Nominating Committee’s charter; and

■     Developing a self-evaluation process of the Board’s effectiveness and overseeing the evaluation of the Board and its committees.

Our Nominating Committee operates under a written charter that is posted on the Investor Relations section of our website at https://investor.lovesac.com.

Compensation Risk Assessment

The Compensation Committee regularly examines the design and features of the Company’s executive compensation program from a risk perspective to ensure that it achieves the intended objectives without encouraging excessive or unintended risk-taking. In fiscal 2023, the Compensation Committee reviewed and considered the results of a compensation risk analysis conducted by FW Cook, together with the risk mitigating features of the Company’s compensation policies and practices including the following:

■         The Company’s pay philosophy provides an effective balance in cash and equity award mix, short- and long-term performance periods, and formulas and discretion.

■         The Compensation Committee has discretion to make positive and negative adjustments to payouts under the Company’s compensation plans.

■         Policies are in place to manage or mitigate risk, such as vesting periods on equity awards, stock ownership guidelines, insider trading prohibitions that also restrict hedging and pledging without Board approval, a clawback policy, and independent Compensation Committee oversight.

■         Our design and oversight principles also apply to our broad-based employee compensation plans.

Based on this review, the Compensation Committee concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

CEO Succession Planning

Our Nominating Committee is delegated with the responsibility for CEO succession planning. As part of its responsibility, the Nominating Committee ensures that succession planning is an ongoing discussion recognizing that leadership development and assessment are critical to our continued success. As part of that discussion, the Nominating Committee reviews the key attributes that a CEO of the Company would need to possess to maximize his or her success. The Nominating Committee reviews and discusses its succession planning activities and related considerations with the full Board of Directors, which then provides valuable input on important succession-related actions and decisions, making the process iterative between the Board of Directors and the Nominating Committee and therefore responsive to the Company’s needs.

Considerations in Evaluating Director Nominees

Identifying Director Nominees

The Nominating Committee identifies qualified candidates through a variety of means, including recommendations from members of the Board, suggestions from our management or third-party search firms. Mr. Mehra was recommended to the Nominating Committee as a board candidate by a third-party search firm and appointed to the Board in July 2022.

Our Nominating Committee will evaluate candidates that have been duly recommended or nominated by stockholders in accordance with our Amended By-Laws. The criteria the Nominating Committee uses for evaluating a candidate duly recommended or nominated by a stockholder are the same criteria used for evaluating candidates recommended by management or members of our Board of Directors. For more information on the procedures to be followed by stockholders who wish to recommend or nominate individuals to serve on our Board of Directors, see “Other Matters — Stockholder Proposals for Fiscal 2024 Annual Meeting of Stockholders” on page 61.

Director Nominee Qualifications

In evaluating director candidates, including the members of the Board eligible for re-election, our Nominating Committee will consider the current size and composition of our Board of Directors, the needs of our Board of Directors and its respective committees, and other factors that the Nominating Committee deems appropriate and in our stockholders’ best interests. The Nominating Committee requires each nominee to satisfy the following minimum qualifications for a position on the Board:

■         The highest level of personal and professional ethics and integrity;

■         Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

■         Skills that are complementary to those of the existing Board;

■         The ability to assist and support management and make significant contributions to the Company’s success; and

■         An understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Director candidates must have sufficient time available in the judgment of our Nominating Committee to perform all Board of Directors and applicable committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Our Nominating Committee also considers these and other factors as it oversees the annual Board of Directors evaluations. After completing its review and evaluation of director candidates, our Nominating Committee recommends to our full Board of Directors the director nominees for selection.

Board Diversity Statement

The Board of Directors adopted a Board Diversity Statement to further advance its commitment to diversity within the Company. The Board Diversity Statement underscores the value and contribution diversity brings in achieving Company objectives and maintaining sound governance practices as it brings together individuals with different perspectives and ideas, from varying backgrounds and experiences, to create balanced and thoughtful decision-making.

The Board Diversity Statement states that in identifying qualified candidates for nomination to the Board, it seeks high performing and dedicated directors with diverse backgrounds and experience able to support the competitive and changing nature of our business and the Company’s strategic direction. Diversity refers to a broad array of individual characteristics that collectively enable the Board to operate effectively and fulfill its responsibilities. These characteristics include, among others, professional qualifications, business experience, age, gender, race and ethnicity.

Our Board of Directors is currently comprised of eight directors with varying backgrounds and characteristics which blend to form a well-rounded group of individuals with deep knowledge of our business and industry, and both seasoned and fresh perspectives.

Board Diversity Matrix (as of April 1, 2023)
	Female		Male
Total Number of Directors		8
Part I: Gender Identity
Directors	2		6
Part II: Demographic Background
Asian	1		1
White	1		5

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”), that applies to all Directors, officers and associates of our Company. This Code of Ethics covers a wide range of business practices and procedures to promote honest and ethical conduct, full, fair, accurate and timely disclosure in all reports and documents that our Company files with the SEC and publicly, and compliance with all applicable governmental laws, rules and regulations. All associates and Directors are required to acknowledge and certify compliance with the Code of Ethics and the Company routinely offers training on topics discussed in the Code to reinforce its principles. The full text of our Code of Ethics is posted on the Investor Relations section of our website at https://investor.lovesac.com.

Director Compensation

Our non-employee Directors are compensated pursuant to the Company’s Director Compensation Policy which supports the objective of assembling a high-performing Board that can best guide the Company in achieving its strategic and operational goals and promoting long-term stockholder value. Board compensation is reviewed annually by the Compensation Committee to ensure that it continues to satisfy the Board’s overall compensation objectives and philosophy. The Compensation Committee and Nominating Committee are guided in their review by an independent compensation consultant, FW Cook, which provides compensation benchmarking and consultation services using the same peer group that is used for purposes of benchmarking executive compensation. In fiscal 2023, the Board of Directors, upon the recommendation of the Compensation Committee, adjusted the compensation payable to outside Directors following a review of FW Cook’s director compensation benchmarking study. Below is a description of compensation approved by our Directors under the amended Director Compensation Policy effective January 27, 2023 (“Amended DCP”).

Cash Compensation

Annual Retainer

Under the Amended DCP each non-employee Director receives an annual cash retainer of $75,000 (formerly $50,000) for serving on the Board of Directors (the “Annual Retainer”) and our Chair of the Board receives an additional $30,000 retainer (the “Board Chair Retainer”).

The Chairs of the Board’s three standing committees are entitled to the following additional cash retainers each year:

Board Committee	Committee Chair Retainer ($)(1)
Audit Committee	15,000
Compensation Committee	10,000
Nominating and Governance Committee	10,000

(1)     The Audit Committee Chair retainer increased by $2,500 under the Amended DCP.

The cash retainers are paid quarterly in arrears following election to the Board and pro-rated for fractional periods. A non-employee Director may elect to receive his or her cash retainers in the form of RSUs which vest in full upon the 12-month anniversary of the grant date provided that the non-employee Director continues to serve through the applicable vesting date. The number of RSUs is calculated by dividing the value of the Director’s Annual Retainer, Board Chair Retainer, and Committee Chair Retainer (as applicable) by the average closing price of a share of the Company’s common stock for the 30-day trading period prior to the date of grant.

Mr. Nelson and Mr. Krause do not receive any compensation for their service as a Director of the Company. We reimburse our non-employee Directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board of Director and committee meetings.

Equity Compensation

Upon election to the Board, each Director is granted RSUs valued at $125,000 (“Annual Grant”). The Annual Grant vests in full on the one-year anniversary of the date of grant. Directors appointed to the Board after the annual stockholder meeting are entitled to a pro-rata portion of the Annual Award based on such Director’s days of service during the 12-month vesting period associated with the most recent Annual Award. The number of RSUs is calculated by dividing the value of the RSU grant by the average closing price of a share of the Company’s common stock for the 30-day trading period prior to the date of grant. Under the amended DCP, the Board eliminated the RSU award, valued at $60,000, granted upon first appointment to the Board (the “Appointment Grant”).

Directors are permitted to defer settlement of their Annual Grant on a tax-deferred basis pursuant to the terms of our Second Amended and Restated 2017 Equity Incentive Plan (the “2017 Equity Plan”). Directors who elect to defer settlement receive payment of their Annual Grant in whole shares within sixty days of their “separation of service” from the Board for any reason, or upon a “change in control” as those terms are defined in the 2017 Equity Plan.

Governance Features

Shareholder-Approved Award Limit.

At the 2022 Annual Meeting, our stockholders approved of raising the cap on non-employee director pay under 2017 Equity Plan. The 2017 Equity Plan now limits the awards that may be granted to any non-employee director during any fiscal year, taken together with any cash compensation paid to such non-employee director for services rendered for such fiscal year, to a maximum of $500,000 in the aggregate. Our current compensation program for non-employee directors is below the limit approved by our stockholders in the 2017 Equity Plan.

Director Stock Ownership Guidelines

Directors are expected to own a meaningful number of shares of stock in the Company to closely align their economic interests with those of other stockholders. Accordingly, the Compensation Committee periodically reviews minimum stock ownership guidelines for non-employee Directors. Non-employee Directors are required to own shares of the Company’s common stock equal to three times their annual cash retainer within five years of joining the Board. The CEO is required to own shares or share equivalents equal to five times his or her annual salary within five years of becoming subject to the ownership requirement. All Directors are in compliance with the stock ownership guidelines or are on track to achieve compliance within the time period prescribed in the guidelines.

Quarterly Trading Windows.

Our Directors (including non-employee directors) may only transact in the Company’s common stock during approved trading windows after satisfying mandatory pre-clearance requirements under our Insider Trading Policy.

Director Compensation Table for Fiscal 2023

The following table provides information on the compensation paid to persons serving as non-employee Directors of our Company for the fiscal year ended January 29, 2023. Mr. Nelson, our CEO, and Mr. Krause, our Chief Strategy Officer, receive no additional compensation for their service as Directors. Mr. Nelson’s and Mr. Krause’s compensation is discussed in the “Compensation Discussion and Analysis” section beginning on page 24.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
John Grafer	25,000	88,229	—	113,229
Andrew R. Heyer	50,000	88,229	—	138,229
Sharon M. Leite	50,000	88,229	—	138,229
Walter F. McLallen	43,333	88,229	—	131,562
Vineet Mehra	50,000	138,182	—	188,182
Shirley Romig	30,000	88,229	—	118,229

(1)     The Fees Earned or Paid in Cash column reflects the fees paid to our Directors for their service for the fiscal year ended January 29, 2023. In June 2022, the Board transitioned from single lump sum to quarterly retainer payments. Amounts shown reflect two quarterly payments made in the second half of fiscal 2023, and no payments in the first half of fiscal 2023. Mr. Heyer, Ms. Leite and Mr. Mehra elected to receive the full value of their cash retainers in the form of a single RSU grant (“RSU Retainer Grant”) in the amounts of 2,028, 1,267 and 1,567 shares, respectively. These RSUs vest in full on the anniversary of the grant date. Mr. Heyer and Ms. Leite elected to defer receipt of their RSU Retainer Grant.

(2)     The amounts reported represent the aggregate grant date fair value of RSUs awarded to the director calculated in accordance with FASB ASC Topic 718. The methods and assumptions used in calculating the grant date fair value of RSUs reported in this column are set forth in Note 7 of our audited financial statements included in our 2023 Annual Report. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)     Reflects the fair value of (a) each Director’s Annual Grant awarded on June 2, 2022 (and July 1, 2022 for Mr. Mehra) which vests in full on the one year anniversary of the grant date; (b) for Mr. Mehra, his Appointment Grant awarded on June 1, 2022, which vests in two equal installments on June 1, 2023 and June 1, 2024. Mr. Heyer and Ms. Leite elected to defer receipt of their Annual Grant.

The following table lists all outstanding RSUs (including RSUs for which the payout of shares has been deferred by such Director) held by our non-employee Directors as of January 29, 2023.

Name	Aggregate Number of Unvested Stock Awards
John Grafer	2,408
Andrew R. Heyer	4,435
Sharon M. Leite	4,068
Walter F. McLallen	2,408
Vineet Mehra	6,424
Shirley Romig	2,408

EXECUTIVE OFFICERS

The table below sets forth the executive officers of the Company as of January 30, 2023 followed by each of their biographies. For purposes of our Compensation Discussion and Analysis discussion that begins on page 24, our named executive officers, or NEOs, consist of our principal executive officer (Mr. Nelson), our President and Chief Operating Officer (Ms. Fox), our Chief Strategy Officer (Mr. Krause) and our principal financial officer (Ms. Dellomo).

Name	Age	Position
Shawn Nelson	46	Chief Executive Officer
Mary Fox	50	President and Chief Operating Officer
Jack Krause	60	Chief Strategy Officer
Donna Dellomo	58	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Business Experience

Shawn Nelson founded Lovesac in 1998 and is currently serving as our Chief Executive Officer and as a member of the Board of Directors. Mr. Nelson is the lead designer of the Company’s patented products and directly oversees design, product development, public relations and investor relations. In 2005, Mr. Nelson won Richard Branson’s “The Rebel Billionaire” on Fox and continues to participate in ongoing TV appearances. Mr. Nelson has a master’s degree in Strategic Design and Management. and is also fluent in Chinese with a B.A. in Mandarin from the University of Utah.

Mary Fox is the President and Chief Operating Officer of The Lovesac Company. Previously, she served as General Manager for North America Consumer Products at BIC from 2018 to November 2021. Prior to joining BIC, she spent six years at L’Oréal in various roles within Ecommerce, New Business Development, and Business Transformation in the United States. Before L’Oréal, Ms. Fox held several senior leadership positions at Walmart in both the United States and International divisions. During her time as SVP Global Sourcing at Walmart, Ms. Fox co-founded the Sustainable Apparel Coalition (SAC) in 2009 with Patagonia, which is now the leading global apparel, footwear, and textile coalition focused on sustainable production. Ms. Fox also served as a director of AF Acquisition Corp. (Nasdaq: AFAQU), a special purpose acquisition company from 2021 to 2023, and since March 2023 as an Operating Advisor for AF Ventures, a consumer fund for emerging state growth businesses in categories which include food, beverage, health, wellness and beauty. She also served on the Board of Directors of The Lovesac Company from February 2020 to November 2021. Ms. Fox graduated from Coventry University in the United Kingdom and holds a degree in manufacturing engineering and business studies.

Jack Krause is the Chief Strategy Officer of The Lovesac Company and a member of the Board of Directors. Previously, he served as President and Chief Operating Officer of the Company from 2015 until November 2021. From 2012 to 2015, Mr. Krause served as President of Vitamin World, a 425-store specialty chain. From 2011 to 2013, he served as Senior Vice President of Watch Station Global Retail and Skagen, where he led the growth of both businesses. From 2008 to 2010, Mr. Krause served as General Manager and in various executive positions at Sunglass Hut (Luxottica). From 2004 to 2006, Mr. Krause served in roles of increasing responsibility at Bath and Body Works, including Senior Vice-President of Brand Development. Prior to that, he spent 10 years in brand management at Jergens and Marion Consumer Products. Mr. Krause has a Bachelor of Science in Business Administration from Miami University.

Donna Dellomo has served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company since 2017. From January 1998 to January 2017, Ms. Dellomo served as Vice-President and Chief Financial Officer of Perfumania Holdings, Inc., a publicly traded company with over 290 retail locations, owned and licensed brands, and a wholesale distribution network. Between October 1988 and December 1997, Ms. Dellomo served as Internal Audit Manager, Accounting Manager and Corporate Controller at Cybex International, Inc., a publicly traded company that manufactured and distributed fitness, rehabilitative and health care equipment. Ms. Dellomo is a Certified Public Accountant with focus on audit and tax and is also a former member of the Board of Trustees of Molloy University and Chairperson of Molloy’s Fiscal Affairs Committee.

Proposal 2

ADVISORY APPROVAL OF THE COMPANY’S FISCAL 2023 COMPENSATION FOR ITS NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires that we provide our stockholders with the opportunity to vote to approve, on an advisory basis, not less frequently than once every three years, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 24. Unless the Board of Directors modifies its policy on the frequency of advisory votes, a non-binding advisory vote on our executive compensation program will again be included in our proxy statement next year.

As described, our executive compensation program is designed to attract, motivate and retain the key executives who drive our business and strategy. At the same time, our compensation program rewards strong performance and aligns the interests of our named executive officers with the interests of stockholders to maximize stockholder value and foster sound strategic planning and decision-making. Stockholders should read the “Compensation Discussion and Analysis” section of this Proxy Statement, the compensation tables and the related narrative disclosure that follows. Our Board of Directors and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

Accordingly, we are asking our stockholders to vote on the following resolution at the 2023 Annual Meeting:

“RESOLVED, that the stockholders of The Lovesac Company hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, including in the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.”

Vote Requirement

The approval, on an advisory basis, of the Company’s fiscal 2023 compensation for its named executive officers requires the “FOR” vote of a majority of the shares present by remote communication or represented by proxy duly authorized at the meeting and entitled to vote at the meeting. Abstentions are treated as present and entitled to vote and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S FISCAL 2023 COMPENSATION FOR ITS NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our executive compensation program is designed to attract, motivate and retain the key executives who drive our business and strategy. It is based on a pay for performance philosophy that rewards executives for achieving financial, operational and other goals, and alignment with the long-term interests of stockholders is key to our compensation program design and decisions. We do this by providing market competitive base salaries, cash incentive compensation opportunities tied to successful achievement of our annual operating goals and individual performance, and by granting long-term equity awards that are intended to deliver increasing value as our stock price increases.

Non-GAAP Financial Measures

This Proxy Statement, including the Compensation Discussion and Analysis, contains financial measures presented on a non-GAAP basis. Our non-GAAP financial measure used in this document is adjusted EBITDA, which we define as earnings before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include management fees, equity-based compensation expense, write-offs of property and equipment, deferred rent, finance expenses and certain other charges and gains that we do not believe reflect our underlying business performance. For a discussion of this measure and for a reconciliation to the most directly comparable GAAP measure, see “Reconciliation of Non-GAAP Financial Measures” in Appendix A of this Proxy Statement.

Fiscal 2023 Business Highlights

Fiscal 2023 was another record year for Lovesac with the business continuing to perform well despite the challenging and volatile backdrop. Our strong financial and operational results for the year are reflective of our unique competitive advantages across our people, brand, business model and operating platform. For the year, we delivered net sales of $651.5 million, an increase of 30.8% from the prior year, gross profit of $345.8 million, an increase of 26.5% from the prior year, and adjusted EBITDA of $60.4 million, an increase of 8.7% from the prior year.

We also achieved many operational accomplishments in fiscal 2023. Key among these, we:

▪       Exceeded home furnishing category performance by 44 percentage points.

▪       Opened 53 touchpoints including showrooms, kiosks and shop-in-shops, and held 111 Costco shows and grew our e-commerce business.

▪       Launched collaborations with Disney, Alice + Olivia, and Anti-Social Social Club to accelerate growth in our StealthTech, Sactional and Sac product lines.

▪       Improved customer service performance, exceeding our target, through strategic initiatives.

▪       Delivered 95% of orders on time and a majority within seven days or less.

▪       Established new Environmental, Social and Governance (ESG) targets to minimize our overall environmental impacts across a range of important measures, and built a plan to achieve zero waste and zero emissions by 2040.

We believe our strong fiscal 2023 financial and operational performance is a testament to the strength of our people, brand, business model and operating platform. Our strong performance for fiscal 2023 is shown below. Net sales and adjusted EBITDA are measures in our annual and long-term incentive plans.

(1)     Adjusted EBITDA is a non-GAAP measure. For a discussion of this measure and for a reconciliation to the most directly comparable GAAP measure, see “Reconciliation of Non-GAAP Financial Measures” in Appendix A of this Proxy Statement.

Executive Compensation Policies and Practices

Our executive compensation program is weighted towards compensating our executive officers based on our financial and operational performance. We have implemented executive compensation policies and practices that reinforce our pay for performance philosophy and align with sound governance principles. Currently, the following compensation policies and practices are in place:

WHAT WE DO	WHAT WE DON’T DO
Place a significant emphasis on performance-based at-risk long-term incentive compensation	No repricing of stock option awards without stockholder approval
Have 100% independent Directors on our Compensation Committee	No tax gross-ups at all.
Engage an independent compensation consultant that reports to our Compensation Committee	No post-employment retirement benefits for our NEOs that are not available to all associates
Maintain a clawback policy covering incentive compensation	No executive perquisites offered to our NEOs
Maintain robust stock ownership guidelines for executives to ensure alignment with stockholder interests	Our NEOs are employed “at-will” under their Employment Agreements

Compensation Principles and Objectives

Our executive compensation program is designed to attract, motivate and retain the key executives who drive our success. This section provides an overview of our executive compensation philosophy and objectives, and each component of our executive compensation program.

Overview

We are a technology driven company that designs, manufactures and sells unique, high-quality furniture derived through our Designed for Life® philosophy which results in products that are built to last a lifetime and designed to evolve as our customers’ lives do, and our Circle to Consumer operational philosophy which ensures our business processes and products are optimized for looped (circle) and/or local operations. Our current product offering is comprised of modular couches called Sactionals, premium foam beanbag chairs called Sacs, and their associated home decor accessories. Innovation is at the center of our design philosophy with all our core products protected by a robust portfolio of utility patents. We market and sell our products primarily online directly at www.lovesac.com, supported by direct-to-consumer touch-feel points in the form of our own showrooms as well as through shop-in-shops and pop-up-shops with third party retailers. We believe that our ecommerce centric approach, coupled with our ability to deliver our large, upholstered products through express couriers, is unique to the furniture industry.

Our business is rapidly evolving and intensely competitive. Retailers compete based on a variety of factors, including design, quality, price and customer service. Levels of competition and the ability of our competitors to attract customers through competitive pricing or other factors may impact our results of operations. Our competition includes furniture stores, big box retailers, department stores, specialty retailers and online furniture retailers and marketplaces. We believe our combination of proprietary products, brand strength, loyal customer base, omni-channel approach, technological platform, unique consumer experience, logistical advantages and seasoned management team allow us to compete effectively against and differentiate ourselves from the competition.

To succeed in this environment, we need to attract and retain a highly talented executive team with the leadership skills and experience to drive our business goals and increase stockholder value. We do this by offering competitive, market-based pay packages with short- and long-term incentive opportunities that reward strong performance. We believe this compensation structure and “pay for performance” philosophy aligns the long-term interests of our executive officers with the interests of our stockholders.

As we look ahead, we are confident that Lovesac’s unyielding commitment to sustainable products that are built to last a lifetime and designed to evolve is a distinct and compelling competitive advantage. We expect that adherence to our Designed for Life and Circle to Consumer philosophies will not only drive continued growth and profitability but will also help us reach our goal to operate a 100% circular and sustainable business model, reaching targets of zero waste and zero emissions by 2040.

Our Compensation Objectives

The current objectives of our executive compensation program are to:

▪       Recruit, incentivize and retain highly qualified executives who have the experience and leadership skills necessary to grow our business;

▪       Reward executives for achieving our financial, strategic and operational goals, both short- and long-term;

▪       Align the interests of our executives with those of our stockholders;

▪       Reflect our long-term corporate strategy;

▪       Promote a balanced approach to risk; and

▪       Provide compensation that is competitive and reasonable relative to peers and the overall market.

Our Compensation Committee regularly evaluates the components and structure of the Company’s compensation program to ensure that it continues to fulfill its objectives and makes adjustments as needed.

Elements of Compensation

Our executive compensation program has three primary components — base salary, annual cash-based incentives and long-term equity-based incentives. We believe that these elements help attract and retain qualified individuals, link individual performance to Company performance, focus the efforts of our NEOs and other executives on the achievement of both our short-term and long-term objectives, and align the interests of our executives with those of our stockholders.

The Company positions total target direct compensation for the NEOs at the median of our peer group, with an opportunity to earn up to the 75th percentile for stretch performance under our LTPA program discussed on page 33. A significant portion of our NEO’s total target direct compensation (for Mr. Nelson, Ms. Fox and Mr. Krause 84%, and for Ms. Dellomo 69%), on average, is at-risk, meaning it is earned only if the Company achieves its performance goals or the value of the award is dependent upon our stock price. Taken together, these elements form a competitive compensation package that achieves our overall compensation objectives as further described in the following table and narrative.

Component	CEO / COO / CSO(1)	CFO(1)	Description
Base Salary			Fixed compensation for performing day-to-day job responsibilities. Reviewed annually for potential adjustment based on market competitiveness, change in responsibilities and other factors.
Annual Incentive			Annual performance-based award opportunity based on achievements related to Company performance metrics and targets established by the Compensation Committee.
Long-Term Incentives			Equity awards designed to reward executives for strong long-term performance, serve as a retention tool and to align the interests of executives and stockholders.

(1)     Percentages are based on target values at grant. Excludes Ms. Fox’s Additional Bonus as discussed on page 31.

We also provide our associates, including our NEOs and other executives, with comprehensive benefit programs such as medical, dental and vision insurance, a 401(k) plan, life and disability insurance, and flexible spending accounts, a monthly stipend for home office expenses and discounts on Company product. We do not offer special perquisites to our NEOs.

Executive Compensation Program Snapshot

Our Compensation Committee regularly evaluates our compensation philosophy and the components of our compensation program to ensure that they are effectively driving the Company’s strategic objectives and promoting strong performance while remaining market competitive. The following table summarizes the components our executive compensation program.

Component	Type	Terms
Salary	Cash	Fixed amount of compensation, reviewed annually for potential adjustment based on market competitiveness, changes in responsibilities and other factors.
Annual Incentive	Cash	Annual performance-based award opportunity based on achievements with respect to the Company’s net sales, adjusted EBITDA and customer satisfaction performance.
Long-Term Incentives	Time-based RSUs

Time-based RSUs vest in three equal installments over three years subject to continued employment through each vesting date. RSUs are payable in shares of Company stock upon vesting. Unvested RSUs are forfeited upon termination from the Company.

Performance-based RSUs (PSUs)

Eligible to vest based on the Company’s achievements with respect to net sales and adjusted EBITDA targets pre-established by the Compensation Committee for the applicable performance period, subject to completed employment on the vesting date. Once vested, PSUs are payable in shares of Company stock. Unearned PSUs are forfeited.

Long-Term Performance Awards (LTPAs)

Eligible to vest based on the Company’s achievements with respect to stretch net sales and adjusted EBITDA targets pre-established by the Compensation Committee for the applicable performance period, subject to continued employment on the vesting date. Once vested, LTPAs are payable in shares of Company stock. Unearned LTPAs are forfeited.

Retirement	401(k)

A qualified safe harbor 401(k) plan that provides participants with the opportunity to defer a portion of their compensation and receive a Company matching contribution equal to 100% of deferrals up to 4% of gross pay.

Compensation Decision-Making

Role of the Compensation Committee

The Compensation Committee is responsible for establishing, approving and adjusting compensation arrangements for our NEOs, and for reviewing and approving corporate goals and objectives relevant to these compensation arrangements. The Compensation Committee also evaluates the performance of our NEOs taking into consideration achievements relative to the Company’s long-term business and financial goals. The Compensation Committee is comprised of independent Directors and works closely with its independent consultant, FW Cook, and senior executives to assess the effectiveness of the Company’s executive compensation program throughout the year.

Compensation decisions for our NEOs were made by the Compensation Committee with input from FW Cook for fiscal 2023. The Compensation Committee reviewed the cash and equity compensation of our NEOs with the goal of ensuring that our executive officers are properly incentivized and made adjustments it determined to be appropriate.

The Compensation Committee considers compensation data from our peer group as one of several factors that inform its judgment of appropriate compensation levels. The Compensation Committee also considers other factors in determining compensation including those set forth below, and may pay up to the 75th percentile of our peer group in target total direct compensation:

▪       The performance and experience of each NEO;

▪       The scope and strategic impact of the NEO’s responsibilities;

▪       Our past business performance and future expectations;

▪       Our long-term goals and strategies;

▪       The difficulty and cost of replacing high-performing leaders with in-demand skills; and

▪       The relative compensation among our NEOs.

Role of the Compensation Consultant

The Compensation Committee has the authority to retain the services of external advisors, including compensation consultants, legal counsel and other advisors, as needed to carry out its duties. The Compensation Committee engaged FW Cook to assist in guiding and executing our executive and director compensation strategy, assessing the target total direct compensation opportunities of our executive officers relative to market practices, developing a compensation peer group and advising on executive compensation decisions for fiscal 2023.

FW Cook does not provide any services to us other than the services provided to the Compensation Committee. Our Compensation Committee has assessed the independence of FW Cook and has concluded that no conflict of interest exists with respect to the work that FW Cook performs for the Compensation Committee.

Compensation Peer Group

The Compensation Committee reviews market data of companies that we believe are comparable to us. The Compensation Committee, with assistance from FW Cook, determined our peer group for fiscal 2023 based on several factors, including industry classification, company size, and other qualitative and business-related factors. Each year, the Compensation Committee examines our compensation peer group to ensure that it continues to reflect these factors and will make adjustments as needed.

Our peer group for fiscal 2023 compensation decisions consisted of 17 companies the majority of which are consumer goods companies. The Compensation Committee referred to compensation data from this peer group when making base salary, annual incentive award and long-term incentive award decisions for our NEOs. The following is a list of the companies that comprised our fiscal 2023 peer group.

▪	Boot Barn Holdings, Inc.	▪	GrowGeneration Corp.	▪	Oxford Industries, Inc.
▪	CarParts.com, Inc.	▪	Inter Parfums, Inc.	▪	Purple Innovation, Inc.
▪	Casper Sleep Inc.	▪	Johnson Outdoors, Inc.	▪	Rocky Brands, Inc.
▪	Clarus Corporation	▪	Liquidity Services, Inc.	▪	The RealReal, Inc.
▪	e.l.f. Beauty, Inc.	▪	Mohawk Group Holdings, Inc.	▪	XPEL, Inc.
▪	GoPro, Inc.	▪	Nautilus, Inc.

Fiscal 2023 Compensation

Base Salaries

We pay base salaries to our NEOs to compensate them for their performance of their day-to-day responsibilities and provide regular income. The salaries are based on each NEO’s experience, leadership skills, and scope of responsibilities with reference to competitive market pay levels provided by FW Cook. Base salaries are reviewed on an annual basis by our Compensation Committee in consultation with FW Cook. Base salaries may be adjusted to maintain competitive pay positioning, reflect changes in responsibilities and other factors. In fiscal 2023, the base salaries for Mr. Nelson, Ms. Fox, Mr. Krause and Ms. Dellomo were increased by 4% as part of the Compensation Committee’s annual compensation review.

Annual Incentive Plan (AIP) Compensation

A significant portion of each NEO’s compensation is tied to Company performance. We provide for annual performance-based cash incentive opportunities for our NEOs (“AIP Award”) based on achievements relative to Company financial and strategic objectives. Target AIP Award levels are based on a percentage of our NEOs’ base salaries at the conclusion of the applicable performance year and are informed by market data and Compensation Committee judgment. Actual award amounts are based on achievement relative to threshold, target, stretch and maximum performance goals established by the Compensation Committee. Performance is measured at the end of the fiscal year and actual payouts made relative to each NEO’s target AIP Award opportunity as shown in the following table:

	AIP Payout Levels based on Performance Levels(1)(2)
	Threshold		Target		Stretch		Maximum
Name	Performance	Payout	Performance	Payout	Performance	Payout	Performance	Payout
Shawn Nelson		$133,530		$267,060		$400,590		$534,120
Mary Fox	50% of target	$133,530	100% of target	$267,060	150% of target	$400,590	200% of target	$534,120
Jack Krause		$133,530		$267,060		$400,590		$534,120
Donna Dellomo		$104,175		$208,350		$312,525		$416,700

(1)     Threshold performance results in a payout of 30% of base salary for Mr. Nelson, Ms. Fox and Mr. Krause, and a payout of 25% of base salary for Ms. Dellomo. Target performance results in a payout of 60% of base salary for Mr. Nelson, Mr. Fox and Mr. Krause, and 50% of base salary for Ms. Dellomo. Stretch performance results in payout of 90% of base salary for Mr. Nelson, Ms. Fox and Mr. Krause, and 75% of base salary for Ms. Dellomo. Maximum performance results in payout capped at 120% of base salary for Mr. Nelson, Ms. Fox and Mr. Krause, and 100% of base salary for Ms. Dellomo. Target levels as a percentage of base salary remain unchanged from the prior fiscal year.

Fiscal 2023 AIP Awards

Company Performance Metrics

For fiscal 2023 AIP Awards, the Compensation Committee selected metrics and weightings that balance a growth measure (net sales) and a profitability-related measure (adjusted EBITDA). In addition, to drive strong customer service the Company established targets for post-purchase customer satisfaction (“CSAT”) survey results as a condition to maximum payout eligibility under the 2023 AIP. If CSAT is not attained, the maximum payout is 180% of target. The performance targets for each metric are based on Company operating and financial plans and other factors.

During fiscal 2023, the Company exceeded net sales performance targets and achieved a 112% payout on the net sales metric. Adjusted EBITDA performance, however, was negatively impacted by unplanned and extraordinary freight costs which resulted in a 790 basis point increase on cost of sales. There was also a substantial decline in the home furnishing category due to inflation and other external factors that led to a decrease in discretionary consumer spending and overall demand. These factors, all of which were generally outside the control of the Company, adversely impacted the adjusted EBITDA AIP performance results. The Compensation Committee carefully considered these factors, the impact the AIP payouts might have on the Company’s ability to retain and reward employees necessary to achieve the Company’s financial and strategic goals, and the Company’s record net sales and outperformance relative to industry peers despite significant market headwinds. Accordingly, the Compensation Committee, as permitted under the provisions of the 2023 AIP, determined that it was appropriate to exclude the impact of unplanned and extraordinary freight costs of at least $11 million from adjusted EBITDA resulting in performance of $71.3 million and achievement of a 106% payout on the adjusted EBITDA metric. The Committee then applied negative discretion to decrease the weighted net sales and adjusted EBITDA payout percentage to target level (100%), which is the overall payout level it felt was appropriate for performance in 2023. The amounts shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 37 reflect this level of performance.

Metrics	Weight	Performance Levels (rounded)			Results	Weighted Payout Percent
Net Sales	40%	Threshold:	$630M =	50%	$651.5M	112%
(Growth measure)		Target:	$642M =	100%
		Stretch:	$682M =	150%
		Maximum:	$721M =	200%
Adjusted EBITDA(1)	40%	Threshold:	$68M =	50%	$71.3M	106%
(Profitability-related measure)		Target:	$70M =	100%
		Stretch:	$76M =	150%
		Maximum:	$83M =	200%
CSAT(2)	20%	Target:	83.5%		84.2%	Not applicable
(Customer satisfaction measure)
Total Payout Percent						109%
Adjusted Payout Percent						100%

(1)     Adjusted EBITDA is a non-GAAP measure. For a discussion of this measure and for a reconciliation to the most directly comparable GAAP measure, see “Reconciliation of Non-GAAP Financial Measures” in Appendix A of this Proxy Statement. As discussed above and permitted under the 2017 Equity Plan, the adjusted EBITDA results shown in this table reflect an adjustment from actual adjusted EBITDA results reported in the Company’s Form 10-K for the fiscal year ended January 29, 2023.

(2)     Achievement of CSAT targets is a condition to maximum payout. Committee discretion applied.

Mary Fox Fiscal 2023 Performance Bonus

In connection with her appointment to the role of President and Chief Operating Officer in November 2021, in addition to her AIP Award discussed below, Ms. Fox was eligible to receive an additional performance bonus of up to $400,000 (“Additional Bonus”) for fiscal 2023 payable under the AIP. The Additional Bonus was payable in two installments, with 60% of the Additional Bonus payable upon certification of the performance results following the conclusion of the third quarter of fiscal 2023 based on annual operating plan targets for fiscal 2023, and the remaining 40% payable upon certification of performance results following the conclusion of the fourth quarter of fiscal 2023 based on the annual operating plan targets for net sales and adjusted EBITDA, and with the ability to true-up the payment of the third quarter installment based on performance for the fourth quarter of fiscal 2023 to the extent that the third quarter targets were not then met. The Company achieved its net sales and adjusted EBITDA operating plan targets for the third quarter of fiscal 2023 earning Ms. Fox 60%, or $240,000, of her Additional Bonus. As discussed in the Fiscal 2023 AIP Awards section above, for the fourth quarter and fiscal year ended January 29, 2023, the Company exceeded net sales performance targets, but was negatively impacted by unplanned and extraordinary freight costs which resulted in performance below adjusted EBITDA targets. Consistent with its analysis and considerations made with respect to fiscal 2023 AIP Awards, the Compensation Committee, as permitted under the provisions of the 2023 AIP, determined it was appropriate to exclude the impact of unplanned and extraordinary freight costs from adjusted EBITDA which resulted in Ms. Fox earning 40%, or $160,000, of her Additional Bonus. The full value of 100% of Ms. Fox’s Additional Bonus is included in the Summary Compensation Table on page 37.

Long-Term Incentive Compensation

To encourage a strong focus on long-term performance, our Compensation Committee grants our NEOs stock-based awards, the value of which depends on our stock performance and other performance measures. The Compensation Committee generally awards long-term incentive compensation in the form of time-based RSUs, and performance-based PSUs and LTPAs. Long-term incentive awards are generally granted to our NEOs annually and grant amounts are determined based on various factors including Company performance and market practices.

In fiscal 2023, the Compensation Committee awarded long-term incentives to the NEOs under our 2017 Equity Plan in the form of RSUs, PSUs, and LTPAs weighted approximately 15%, 15% and 70%, respectively, of each NEO’s total long-term incentive target award value. The Compensation Committee selected this award mix to emphasize incentive award opportunities that are contingent upon both strong performance and retention. Target award values for RSUs, PSUs and LTPAs were determined based on peer group data provided by FW Cook. The following table shows the long-term incentive target award values for fiscal 2023 for each of the NEOs:

FISCAL 2023 LONG-TERM INCENTIVE TARGET VALUES	RSU ($)	PSU ($)	LTPA ($)	Total Value ($)
Shawn Nelson	382,500	382,500	1,649,000	2,414,000
Mary Fox	382,500	382,500	1,649,000	2,414,000
Jack Krause	382,500	382,500	735,000	1,500,000
Donna Dellomo	145,500	145,500	420,000	711,000

Actual RSU and PSU share amounts are determined by dividing the target award values by the average closing price of a share of the Company’s common stock for the 30-day trading period prior to the date of grant.

Fiscal 2023 PSU and RSU Awards

PSUs.    The Compensation Committee grants performance-based awards to align executive compensation with stockholder interests. PSU awards are granted to our NEOs and can be earned based on achievement of predefined Company performance metrics and targets measured and certified by the Compensation Committee at the end of three consecutive 12-month performance periods. The Compensation Committee sets performance targets at the beginning of each 12-month performance period and the performance targets may change from year to year. NEOs can earn 50% of their target award for achieving 90% of the performance targets, and up to 100% of their target award for performance above 90% of such targets. There is no payout for performance below 90% of the performance targets. Once earned, PSUs are paid in shares of Company stock.

If the PSU performance targets are met for a given 12-month performance period, one-third of the target PSU award will be paid out to the NEO on the applicable anniversary of the grant date provided that the NEO is employed by the Company on the payout date. If the PSU performance targets are not met for the first or second 12-month performance period, then such unearned PSUs (representing one-third of the target award) will be eligible to vest if the Company’s performance at the end of the next fiscal year exceeds the aggregate of the performance targets for the current fiscal year plus the prior fiscal year. Unearned PSUs may be carried forward only one year in this manner and may only be carried forward twice during the three-year term of the PSU award.

▪       Fiscal 2023 PSUs.    In fiscal 2023, one-third of target PSUs could be earned by our NEOs based on Company performance relative to the same net sales and adjusted EBITDA performance targets established for the fiscal 2023 AIP Awards for the 12-month performance period ending January 29, 2023 (“Fiscal 2023 PSUs”). During fiscal 2023, the Company exceeded net sales performance targets and achieved a 100% payout on the net sales metric. Adjusted EBITDA performance, however, was negatively impacted by unplanned and extraordinary freight costs as discussed in the AIP Award section on page 30. There was also a substantial decline in the home furnishing category due to inflation and other external factors that led to a decrease in discretionary consumer spending and overall demand. These factors, all of which were generally outside the control of the Company, adversely impacted the adjusted EBITDA PSU performance results. The Compensation Committee carefully considered these factors, the impact the PSU payouts might have on the Company’s ability to retain and reward employees necessary to achieve the Company’s financial and strategic goals, and the Company’s record net sales and outperformance relative to industry peers despite significant market headwinds. Accordingly, the Compensation Committee, as permitted under the provisions of the 2017 Equity Plan, determined that it was appropriate to exclude the impact of unplanned and extraordinary freight costs of at least $11 million from adjusted EBITDA resulting in performance of $71.3 million and achievement of a 100% payout on the adjusted EBITDA metric.

Based on the performance ranges and results shown in the table below, the Company exceeded both the net sales and adjusted EBITDA performance targets earning the NEOs one-third of their target Fiscal 2023 PSUs as follows: Mr. Nelson — 2,772 shares, Ms. Fox — 2,772 shares, Mr. Krause — 2,772 shares, and Ms. Dellomo — 1,054 shares.

Metrics	Weight	Performance Ranges			Results	Payout Percent
Net Sales	50%	Threshold:	$630M =	50%	$651.5M	50%
(Growth measure)		Target:	$642M =	100%
Adjusted EBITDA(1)	50%	Threshold:	$68M =	50%	$71.3M	50%
(Profitability measure)		Target:	$70M =	100%
Total Payout Percent						100%

(1)     Adjusted EBITDA is a non-GAAP measure. For a discussion of this measure and for a reconciliation to the most directly comparable GAAP measure, see “Reconciliation of Non-GAAP Financial Measures” in Appendix A of this Proxy Statement. As discussed above and permitted under the 2017 Equity Plan, the adjusted EBITDA results shown in this table reflect an adjustment from actual adjusted EBITDA results reported in the Company’s Form 10-K for the fiscal year ended January 29, 2023.

▪       Fiscal 2022 PSUs.    On June 7, 2021, Mr. Nelson, Mr. Krause and Ms. Dellomo were granted PSUs and on November 18, 2021, Ms. Fox was granted PSUs (the “Fiscal 2022 PSUs”). The Compensation Committee applied the same metrics and targets used for the Fiscal 2023 PSUs (see table above) to the second performance period of the Fiscal 2022 PSU grant earning the NEOs one-third of their target Fiscal 2022 PSUs as follows: Mr. Nelson — 1,457 shares, Ms. Fox — 2,416 shares, Mr. Krause — 1,457 shares and Ms. Dellomo — 555 shares.

▪       Fiscal 2021 PSUs.    On June 5, 2020, Mr. Nelson, Mr. Krause and Ms. Dellomo were granted PSUs (the “Fiscal 2021 PSUs”). The Compensation Committee applied the same metrics and targets used for the Fiscal 2023 PSUs (see table above) to the third performance period of the Fiscal 2021 PSU grant earning the NEOs one third of their target Fiscal 2021 PSUs as follows: Mr. Nelson — 7,145 shares, Mr. Krause — 7,145 shares, and Ms. Dellomo — 2,723 shares.

▪       Fiscal 2021 PSU2s.    The Compensation Committee granted PSUs to Mr. Nelson, Mr. Krause and Ms. Dellomo that vest, if the Company achieves $550 million in net sales and $50 million in adjusted EBITDA over a four-year performance period ending in fiscal 2024 (“Fiscal 2021 PSU2s”). Fiscal 2021 PSU2s vest in the fiscal year in which the Company achieves both the net sales and adjusted EBITDA targets but no later than June 5, 2024. Once earned, Fiscal 2021 PSU2s are payable in the year earned. If both targets are not achieved Fiscal 2021 PSU2s are forfeited. Based on Company net sales performance of $651.5 million and adjusted EBITDA performance of $60.3 million, Mr. Nelson, Mr. Krause and Ms. Dellomo earned their target Fiscal 2021 PSU2s as follows: Mr. Nelson — 24,759 shares, Mr. Krause — 24,759 shares, and Ms. Dellomo 23,212 shares.

Long-Term Performance Awards.    In fiscal 2023, the Compensation Committee introduced long-term performance awards (“LTPAs”) to reward strong Company and individual performance and to serve as a retention tool. LTPAs are denominated in performance-based restricted stock units of which 100% may be earned by the NEOs based on performance relative to stretch targets established by the Committee for a designated performance period. Once earned, LTPA’s are payable in a single tranche following the fiscal year in which the performance levels were achieved. If the performance targets are not achieved, no LTPAs will be paid. Since they are earned for stretch performance, the LTPA grants may be granted up to an amount that would bring the executive’s target total direct compensation opportunity to the 75th percentile of the Company’s peer group. On April 15, 2022, the Compensation Committee granted LTPAs (“Fiscal 2023 LTPAs”) to the NEOs that vest upon achievement of stretch net sales and adjusted EBITDA targets designed to award accelerated performance over a three-year performance period ending in fiscal 2025. Fiscal 2023 LTPAs vest in the fiscal year in which the Company achieves both the net sales and adjusted EBITDA targets but no later than April 25, 2025.

RSUs.    RSUs provide incentives for executives to remain employed by the Company to execute the Company’s long-term strategic goals. The Compensation Committee believes that RSUs tie compensation to Company performance, given that the value of an RSU can increase or decrease with our stock price. Generally, RSUs vest in three equal annual installments on each of the first three anniversaries of the grant date. Vested shares are settled in common stock on each vest date provided that the executive remains employed by the Company on such date.

Fiscal 2020 Performance Stock Options

On June 5, 2019, Mr. Nelson, Mr. Krause and Ms. Dellomo were awarded performance stock options that were eligible to vest on the third anniversary of the grant date if the average closing price of Company stock was at least $75 for 40 consecutive trading days (“Market Condition”) during the period beginning on the date of grant and ending on June 5, 2022, subject to continued service with the Company (“Employment Condition”). On June 5, 2021, the Market Condition was satisfied. On June 5, 2022, the Employment Conditions were satisfied, and the options became fully vested and exercisable. Stock options provide the opportunity to receive any appreciation in value between the stock price on the date of grant and the date the option is exercised.

Retirement or Similar Benefit Plans

The Lovesac Company 401(k) Plan

Our The Lovesac Company 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time associates. The TLC 401(k) Plan provides associates with the opportunity to save for retirement on a tax-favored basis. The 401(k) Plan permits elective deferral contributions, safe harbor matching 100% contributions, not to exceed 4% of their compensation with immediate vesting, and profit-sharing contributions. All our associates (both full-time and part-time) (except for union associates and non-resident aliens) are eligible to participate in the 401(k) Plan as of the first day of the month following 30-days of completed service and are over the age of 21.

Post-Employment Agreements

For a description of the material terms of each contract, agreement, plan or arrangement that provides for payment(s) to a named executive officer at, following, or in connection with the resignation or other termination of a named executive officer, or a change in control, see the section entitled “Executive Employment Arrangements” beginning on page 41.

Other Compensation Policies

Associate Benefits

We provide benefits to all eligible associates, including our NEOs, which the Compensation Committee believes are reasonable and consistent with its overall compensation objective to better enable us to attract and retain associates. These benefits include medical, dental and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts, a monthly stipend for home office expenses and discounts on Company product. There are no perquisites offered to our NEOs.

Stock Ownership Guidelines

The Board of Directors adopted stock ownership guidelines for our NEOs. The guidelines require our NEOs to accumulate and hold shares of the Company’s common stock valued at a multiple of his or her annual base salary within five years of the effective date of the guidelines, or five years of becoming subject to the guidelines, whichever is earlier (“Stock Ownership Requirement”). The Stock Ownership Requirements for our NEOs are set forth below:

Level	Stock Ownership Requirement
CEO	5 times base salary
President and COO	3 times base salary
Chief Strategy Officer	3 times base salary
EVP and CFO	2 times base salary

The following equity holdings qualify toward satisfaction of the Stock Ownership Requirement:

▪       Shares directly owned by the NEO or his or her immediate family members residing in the same household;

▪       Shares beneficially owned by the NEO, but held in trust, limited partnerships, or similar entities for the sole benefit of the NEO or his or her immediate family members residing in the same household;

▪       Shares held in retirement or deferred compensation accounts for the benefit of the NEO or his or her immediate family members residing in the same household; and

▪       Time-based RSUs that have not vested.

Unexercised stock options, whether vested or unvested, and unearned performance-based awards do not count towards the guidelines. In the event the NEO does not meet the Stock Ownership Requirement as of the applicable deadline, the Compensation Committee may (but is not required to) require that the NEO retain an amount equal to all or a portion of the net shares received following the exercise of Company stock options or the vesting of time-based RSUs until the applicable Stock Ownership Requirement has been satisfied.

As of January 29, 2023, all NEOs were in compliance with the guidelines, or on track for compliance within the time period prescribed under the guidelines.

Clawback Policy

The Board of Directors adopted a Clawback Policy requiring the recovery of or forfeiture to the Company of any excess incentive compensation received from our NEOs if (a) the Company is required to restate any financial results due to the material noncompliance of the Company with any financial reporting requirements under the securities laws, and (b) the Audit Committee determines that the NEOs engaged in misconduct (including, but not limited to an act of fraud or breach of fiduciary duty) that resulted in the material noncompliance.

Excess incentive compensation means an amount up to the difference between (a) any incentive compensation paid, granted, vested, settled or accrued during the three completed fiscal years before the restatement, and (b) the incentive compensation the NEO would have been paid or awarded based on the accurate financial information or restated financial results. The Board may recover, or require the forfeiture of, different amounts from different covered officers on such basis as it shall deem appropriate. Material noncompliance means fraud or intentional failure to comply with any material reporting requirements for the representation of financial results of the Company in a public filing with the SEC.

In 2022, the SEC adopted final rules related to clawbacks under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The rules direct securities exchanges to implement listing standards that will require public companies to maintain and disclose a clawback policy that meets specified requirements. We intend to re-evaluate our clawback policy in light of the final rules and the related Nasdaq listing standards.

Insider Trading, Anti-Hedging and Pledging Policies

We have an Insider Trading Policy that requires our Directors, NEOs and other senior associates to pre-clear transactions in our common stock with the Company’s finance and legal departments. Trading is permitted only during specified quarterly Company open trading periods. Our NEOs may enter into a trading plan under Rule 10b5-1 of the Exchange Act. These trading plans may be entered into only during an open trading period, must be approved by the Company’s finance and legal departments, and must include a waiting period prior to commencement of trading under the plan. An executive bears the full responsibility if he or she violates the Company policy by permitting shares to be bought or sold without pre-clearance or when trading is restricted.

In addition, our policy prohibits our Directors and NEOs from short-term trading, short selling, buying or selling puts or calls or other derivative securities on the Company’s securities, trading on margin, hedging, or pledging shares of our common stock as collateral for margin loans without the prior approval of our Board of Directors.

Tax and Accounting Considerations

In making decisions about executive compensation, we continue to consider the impact of regulatory provisions, including the provisions of Section 409A of the Internal Revenue Code, as amended, regarding non-qualified deferred compensation and the “golden parachute” provisions of Section 280G of the Internal Revenue Code, as amended, as well as how various elements of compensation will impact our financial results, including the impact of applicable stock compensation accounting rules, which determine how we recognize the cost of employee services received in exchange for awards of equity instruments. While the Compensation Committee considers regulatory provisions and the impact of compensation elements on our financial results as factors in determining executive compensation, the Compensation Committee believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2023.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

THE COMPENSATION COMMITTEE
Walter F. McLallen, Chair John Grafer Shirley Romig

Summary Compensation Table

The following Summary Compensation Table summarizes the total compensation paid to or earned by each of our named executive officers for services provided to the Company for fiscal 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Shawn Nelson	2023	440,229	—	2,472,858	—	267,060	24,536	3,204,682
Chief Executive	2022	405,450	—	732,744	—	489,060	12,842	1,640,096
Officer	2021	341,847	—	1,266,865	582,677	408,000	10,914	2,610,303
Mary Fox	2023	440,404	—	2,472,858	—	667,060	12,227	3,592,548
President and Chief	2022	72,692	500,000	1,640,839	—	489,060	768	2,703,359
Operating Officer		—	—	—	—	—	—	—
Jack Krause	2023	440,229	—	1,537,620	—	267,060	24,536	2,269,444
Chief Strategy	2022	405,450	—	732,744	—	489,060	12,462	1,639,716
Officer	2021	341,847	—	1,266,865	194,222	408,000	10,914	2,221,848
Donna Dellomo	2023	412,304	—	727,391	—	208,350	23,891	1,371,936
EVP and Chief	2022	380,109	—	279,188	—	381,544	10,735	1,051,576
Financial Officer	2021	320,478	—	762,092	97,112	382,500	11,444	1,573,626

(1)     The Salary column reflects base salaries paid during the years shown.

(2)     The Stock Awards column reflects the grant date fair value of RSUs, PSUs and LTPAs as computed in accordance with FASB ASC Topic 718. The methods and assumptions used to calculate these amounts are discussed in Note 7 to our financial statements included in our 2023 Annual Report for the fiscal year ended January 29, 2023. The aggregate grant date fair value for each type of award assumes the satisfaction of all relevant conditions. If the Company were to meet its performance targets the maximum payout for PSUs and LTPAs is 100% of target.

(3)     The Non-Equity Incentive Plan Compensation column reflects payments earned under the Company’s AIP based on performance relative to net sales, adjusted EBITDA and CSAT targets established by the Compensation Committee for the 12- month performance period ended January 29, 2023. For Ms. Fox, also includes the payment of a $400,000 Additional Bonus, as further described on page 31 for achievement of 100% of the net sales and adjusted EBITDA performance targets established for the third and fourth quarters of fiscal 2023.

(4)     Amounts shown include 401(k) matching contributions and for Mr. Nelson, Mr. Krause and Ms. Dellomo, a payment of $12,308, $12,308 and $11,538, respectively, to adjust for base salary underpayments in fiscal 2021 that were paid in fiscal 2023.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Shawn Nelson
AIP		133,530	267,060	534,120	—	—	—	—	—
RSU(2)	04/15/2022	—	—	—	—	—	—	8,316	391,850
PSU(3)	04/15/2022	—	—	—	4,158	8,316	—	—	391,850
LTPA(4)	04/15/2022	—	—	—	—	35,848	—	—	1,689,158
Mary Fox
AIP		133,530	267,060	534,120	—	—	—	—	—
AIP2(5)		—	400,000	—	—	—	—	—	—
RSU(2)	04/15/2022	—	—	—	—	—	—	8,316	391,850
PSU(3)	04/15/2022	—	—	—	4,158	8,316	—	—	391,850
LTPA(4)	04/15/2022	—	—	—	—	35,848	—	—	1,689,158
Jack Krause
AIP		133,530	267,060	534,120	—	—	—	—	—
RSU(2)	04/15/2022	—	—	—	—	—	—	8,316	391,850
PSU(3)	04/15/2022	—	—	—	4,158	8,316	—	—	391,850
LTPA(4)	04/15/2022	—	—	—	—	16,000	—	—	753,920
Donna Dellomo
AIP		104,030	208,350	416,700	—	—	—	—	—
RSU(2)	04/15/2022	—	—	—	—	—	—	3,164	149,088
PSU(3)	04/15/2022	—	—	—	1,582	3,164	—	—	149,088
LTPA(4)	04/15/2022	—	—	—	—	9,109	—	—	429,216

(1)     NEOs can earn AIP Awards between 0% and 200% of target based on net sales, adjusted EBITDA and CSAT performance relative to targets pre-established by the Compensation Committee. Performance is measured at the end of a 12-month performance period ending January 29, 2023.

(2)     Reflects RSUs that vest in three equal annual installments on each of the first, second, and third anniversaries of the grant date, subject to continued service with the Company through the vesting date.

(3)     Reflects PSUs that may be earned based on achievements relative to net sales and adjusted EBITDA performance targets pre-established by the Compensation Committee. NEOs are eligible to earn between 50% and 100% of their target award. PSUs are payable in shares of the Company’s common stock, subject to continued service with the Company through the vesting date. See the section “Fiscal 2023 PSU and RSU Awards” on page 32 for additional information.

(4)     Reflects LTPAs that may be earned based on achievements relative to stretch net sales and adjusted EBITDA performance targets pre-established by the Compensation Committee. NEOs are eligible to earn 100% of their target award. LTPAs are payable in shares of the Company’s common stock, subject to continued service with the Company through the vesting date. See the section “Long-Term Performance Awards” on page 33 for additional information.

(5)     In connection with her appointment as President and Chief Operating Officer of the Company in November 2021, Ms. Fox was eligible to earn a $400,000 Additional Bonus, as further described on page 31 for achievement of 100% of the net sales and adjusted EBITDA performance targets established for the third and fourth quarters of fiscal 2023.

(6)     Reflects the grant date fair value of awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the awards reported, see Note 7 to the Company’s financial statements in the Company’s 2023 Annual Report for the fiscal year ended January 29, 2023.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each Named Executive Officer certain information concerning their outstanding equity awards as of the fiscal year ended January 29, 2023.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Shawn Nelson	06/05/2019	330,244	—	38.10	06/05/2029	—	—	—	—
	06/05/2020	—	—	—	—	7,146	185,582	7,145(4)	185,556
	06/05/2020	—	—	—	—	—	—	24,759(5)	642,991
	06/07/2021	—	—	—	—	2,916	75,729	2,915(4)	75,703
	04/15/2022	—	—	—	—	8,316	215,967	8,316(4)	215,967
	04/15/2022	—	—	—	—	—	—	35,848(6)	930,973
Mary Fox	11/18/2021	—	—	—	—	7,249	188,257	7,248(4)	188,231
	04/15/2022	—	—	—	—	8,316	215,967	8,316(4)	215,967
	04/15/2022	—	—	—	—	—	—	35,848(6)	930,973
Jack Krause	06/05/2019	110,081	—	38.10	06/05/2029	—	—	—	—
	06/05/2020	—	—	—	—	7,146	185,582	7,145(4)	185,556
	06/05/2020	—	—	—	—	—	—	24,759(5)	642,991
	06/07/2021	—	—	—	—	2,916	75,729	2,915(4)	75,703
	04/15/2022	—	—	—	—	8,316	215,967	8,316(4)	215,967
	04/15/2022	—	—	—	—	—	—	16,000(6)	415,520
Donna Dellomo	06/05/2019	55,041	—	38.10	06/05/2029	—	—	—	—
	06/05/2020	—	—	—	—	2,722	70,690	2,723(4)	70,716
	06/05/2020	—	—	—	—	—	—	23,212(5)	602,816
	06/07/2021	—	—	—	—	1,111	28,853	1,111(4)	28,853
	04/15/2022	—	—	—	—	3,164	82,169	3,164(4)	82,169
	04/15/2022	—	—	—	—	—	—	9,109(6)	236,561

(1)     Reflects performance stock options granted on the date shown which vest on the third anniversary of the grant date if the average closing price of the Company’s common stock has been at least $75 for 40 consecutive trading days during the period beginning on the date of grant and ending on the third anniversary of the grant date, subject to continued service with the Company. On June 5, 2021, the Market Condition was satisfied. On June 5, 2022, the Employment Condition was satisfied and the options fully vested and became exercisable. See the discussion on page 34 for more information on performance stock options.

(2)     Reflects RSUs which vest in three equal annual installments (and four annual installments for Ms. Fox’s November 18, 2021 Appointment Grant only) on the anniversary of the grant date subject to continued service with the Company through the vesting dates.

(3)     Reflects the market value of the shares underlying RSUs that have not vested as of the fiscal year ended January 29, 2023, based on the closing price of our common stock of $25.97 per share on January 27, 2023, the last trading day of fiscal 2023.

(4)     Reflects Fiscal 2021 PSUs (third tranche), Fiscal 2022 PSUs (second and third tranches) and Fiscal 2023 PSUs (first, second and third tranches) which may be earned based on the Company’s performance relative to pre-established metrics and targets set by the Compensation Committee for three consecutive 12-month performance periods. See the discussion on page 32 for more information on PSU awards.

(5)     Reflects Fiscal 2021 PSU2s which may be earned based on the Company’s performance relative to stretch net sales and adjusted EBITDA targets over a four-year performance period ending in fiscal 2024. See the discussion on page 32 for more information on PSU awards.

(6)     Reflects Fiscal 2023 LTPAs which may be earned based on the Company’s performance relative to stretch net sales and adjusted EBITDA targets over a three-year performance period ending in fiscal 2025. See the discussion on page 33 for more information on LTPA awards.

(7)     Reflects the market value of the shares underlying Fiscal 2021 PSUs, Fiscal 2021 PSU2s, Fiscal 2022 PSUs, Fiscal 2023 PSUs, and LTPAs, as applicable, as of the fiscal year ended January 29, 2023, assuming performance at target, and based on the closing price of our common stock of $25.97 per share on January 27, 2023, the last trading day of fiscal 2023.

Option Exercises and Stock Vested

The following table provides information on stock options exercised and stock awards that vested for the NEOs in fiscal 2023.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Shawn Nelson	—	—	22,540	824,134
Mary Fox	—	—	7,245	217,161
Jack Krause	—	—	22,540	824,134
Donna Dellomo	—	—	8,655	316,441

(1)     The following table provides details of the stock awards that vested during fiscal 2023:

Name	Vesting Date	Number of Shares Acquired (#)	Value Realized on Vesting ($)	Stock Price on Vesting Date ($)	Award Description
Shawn Nelson	06/05/2022	9,813	356,703	36.35	PSU
	06/05/2022	9,813	356,703	36.35	RSU
	06/07/2022	1,457	55,366	38.00	PSU
	06/07/2022	1,457	55,366	38.00	RSU
Mary Fox	02/25/2022	1,168	48,857	41.83	RSU
	06/07/2022	1,245	47,310	38.00	RSU
	11/18/2022	2,416	60,497	25.04	PSU
	11/18/2022	2,416	60,497	25.04	RSU
Jack Krause	06/05/2022	9,813	356,703	36.35	PSU
	06/05/2022	9,813	356,703	36.35	RSU
	06/07/2022	1,457	55,366	38.00	PSU
	06/07/2022	1,457	55,366	38.00	RSU
Donna Dellomo	06/05/2022	3,772	137,112	36.35	PSU
	06/05/2022	3,773	137,149	36.35	RSU
	06/07/2022	555	21,090	38.00	PSU
	06/07/2022	555	21,090	38.00	RSU

Executive Employment Arrangements

We have entered into Employment Agreements with our named executive officers which have no specific term and provide that each is an at-will employee. Each Employment Agreement provides for a base salary, adjusted from time to time, target AIP Award, and equity compensation. The Employment Agreements also provide for, among other things, the reimbursement of all reasonable travel and other out-of-pocket expenses incurred in connection with the NEO’s employment, paid vacation leave, and post-employment compensation which is discussed beginning on page 42. The following is a summary of the key terms of each NEO’s employment agreement:

▪       Shawn Nelson.    Effective October 26, 2017, the Company entered into an Employment Agreement with Mr. Nelson, which was amended on October 2, 2019, March 24, 2022, and March 23, 2023 and included as Exhibits 10.6, 10.9, 10.14 and 10.16 to our 2023 Annual Report. As of May 1, 2022, Mr. Nelson’s annual base salary was $445,100, and he was eligible for an AIP Award with a target value of 60% of his base salary ($267,060) up to a cap of 120% of his base salary. He was also eligible for an annual long-term incentive award with a target value of $765,000, and an LTPA up to $1,649,000. Pursuant to his Employment Agreement, as amended and restated on March 23, 2023, the non-competition and non-solicitation covenants were extended from 18 months to 24 months following his termination of employment and correspondingly increases the period during which he will be entitled to severance compensation and benefits upon a termination of his employment without Cause or for Good Reason (in each case, as defined in the amended and restated Employment Agreement) from 18 months to 24 months. The other material terms and conditions of the amended and restated Employment Agreement generally remain unchanged from those set forth in his prior Employment Agreements.

•       Mary Fox.    Effective September 30, 2021, the Company entered into an Employment Agreement with Ms. Fox which is included as Exhibit 10.13 to our 2023 Annual Report. As of May 1, 2022, Ms. Fox’s annual base salary was $445,100, and she was eligible for an AIP Award with a target value of 60% of her base salary ($267,060) and a cap of 120% of her base salary. Ms. Fox was also eligible for an annual long-term incentive award with a target value of $765,000, and an LTPA up to $1,649,000. For the fiscal year ending January 29, 2023 only, in addition to her AIP Award, Ms. Fox was eligible to receive the Additional Bonus described in “Compensation Discussion and Analysis — Fiscal 2023 AIP Awards — Mary Fox Fiscal 2023 Performance Bonus.”

▪       Jack Krause.    Effective October 26, 2017, the Company entered into an Employment Agreement with Mr. Krause, which was amended on October 2, 2019 and November 9, 2021, and included as Exhibits 10.7, 10.10 and 10.12 to our 2023 Annual Report. As of May 1, 2022, Mr. Krause’s annual base salary was $445,100, and he is eligible for an AIP Award with a target value of 60% of his base salary ($267,060) and a cap of 120% of his base salary. He is also eligible for an annual long-term incentive award with a target value of $765,000, and an LTPA up to $736,000.

▪       Donna Dellomo.    Effective October 26, 2017, the Company entered into an Employment Agreement with Ms. Dellomo, which was amended on October 2, 2019 and March 24, 2023, and included as Exhibits 10.8, 10.11 and 10.15 to our 2023 Annual Report. As of May 1, 2022, Ms. Dellomo’s annual base salary was $416,700, and she was eligible for an AIP Award with a target value of 50% of her base salary ($208,350) and a cap of 100% of her base salary. She is also eligible for an annual long-term incentive award with a target value of $291,000, and an LTPA up to $419,000.

Post-Employment Compensation

The Employment Agreements and provisions in our 2017 Equity Plan and award agreements offer post-employment compensation to the NEOs under certain scenarios and contain restrictive covenants applicable for a corresponding period after termination. The table below describes the compensation and benefits payable to the NEOs upon the termination scenarios noted. There are no incremental benefits payable to an NEO upon death, voluntary termination of employment, or termination for cause.

	Death	Disability	Termination of NEO Without Cause	Termination by NEO for Good Reason	Termination of NEO Without Cause or by NEO for Good Reason following Change in Control or Existing Investor Asset Disposal(1)
Salary Continuation	—	4 months for all NEOs	▪ 24 months for CEO ▪ 12 months for other NEOs
AIP Award	—	—	Eligible for pro-rata AIP award based on achievement of performance targets
Health and Life Benefits	—	—	▪ 24 months for CEO ▪ 12 months for other NEOs
Equity(2)	▪ Unvested RSUs, PSUs and LTPAs forfeited ▪ Vested stock options exercisable 12 months after termination date but not later than expiration date		▪ Unvested RSUs and PSUs vest in full ▪ Unvested LTPAs forfeited	▪ Unvested RSUs and PSUs vest in full ▪ Unvested LTPAs forfeited	▪ Unvested RSUs and PSUs vest in full ▪ LTPAs vest pro-rata based on months of service from grant date to termination date

(1)     “Existing Investor Asset Disposal”, which relates to fiscal 2022 and fiscal 2021 RSU and PSU grants only, means (A) each of the Mistral Equity Partners, LP, Mistral Equity Partners QP and MEP Co-Invest, LLC (the “Mistral Entities”) on the one hand and Satori Strategic Opportunities, LP, Satori Capital III, LP and their respective affiliates on the other hand (the “Satori Entities” and with Mistral, the “Existing Investors”) sell a percentage of their interests for a certain aggregate value, or (B) a “change in control” occurs concurrently with or following the Existing Investors’ disposal of their entire interests in the Company. “Change in control” means any of the following events to occur as a single or series of related transactions, as determined by the Board in its reasonable discretion, that results in: (a) a sale of all or substantially all of the assets of the Company and its subsidiaries or (b) a sale of more than 50% of the Company’s outstanding common stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise), determined on a fully diluted basis, to any independent third party or group of independent third parties.

(2)     Treatment of equity upon the termination scenarios described above is governed by the terms of the 2017 Equity Plan and related award agreements.

Potential Payments Upon Termination of Employment or Change in Control

The table below shows potential payments to our NEOs in the event of their termination of employment by the Company without cause, termination by the executive for good reason, and termination due to disability or in connection with a change in control. The payments and benefits extended to the NEOs upon each of these termination scenarios are payable pursuant to the terms of each of their Employment Agreements, the 2017 Equity Plan and related award agreements. The table below assumes the following:

▪       Termination of employment, change of control or Existing Investor Asset Disposal, as applicable, occurred on January 29, 2023, the last day of fiscal 2023;

▪       The Company performed at target levels for purposes of calculating the AIP Award and equity awards; and

▪       The NEOs elected COBRA benefits for the maximum time period allowed under their Employment Agreements.

Name	Disability ($)	Termination of NEO Without Cause or by Executive for Good Reason ($)	Termination of NEO Without Cause or by NEO for Good Reason following Change in Control or Existing Investor Asset Disposal(1)
Shawn Nelson
Cash Severance	148,367	890,200	890,200
AIP Award	—	267,060	267,060
Health and Life Benefits	—	60,241	60,241
Equity	—	1,597,493	2,528,465
TOTAL	148,367	2,814,994	3,745,966
Mary Fox
Cash Severance	148,367	445,100	445,100
AIP Award	—	267,060	267,060
Health and Life Benefits	—	24,435	24,435
Equity	—	808,420	1,739,393
TOTAL	148,367	1,545,015	2,475,988
Jack Krause
Cash Severance	148,367	445,100	445,100
AIP Award	—	267,060	267,060
Health and Life Benefits	—	26,561	26,561
Equity	—	1,597,493	2,013,013
TOTAL	148,367	2,336,214	2,751,734
Donna Dellomo
Cash Severance	138,900	416,700	416,700
AIP Award	—	208,350	208,350
Health and Life Benefits	—	20,523	20,523
Equity	—	966,266	1,202,827
TOTAL	138,900	1,611,839	1,848,400

Pay Versus Performance

This disclosure has been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K under the 1934 Act (“Item 402(v)”) and does not necessarily reflect value actually realized by the NEOs. The following tables and related disclosures provide information about (i) the total compensation (“SCT Total”) of our principal executive officer (“PEO”) and our non-PEO NEOs (collectively, the “Other NEOs”) as presented in the Summary Compensation Table on page 37, (ii) the “compensation actually paid” (“CAP”) to our PEO and our Other NEOs, as calculated pursuant to Item 402(v), (iii) certain financial performance measures used by the Company when making compensation decisions, and (iv) the relationship of the CAP to those financial performance measures.
Year(1)	Summary Compensation Total for PEO ($)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($M)	Company Selected Measure: Adjusted EBITDA ($M)(4)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)
2023	3,204,682	(2,926,332)	2,411,309	182,775	229	118	28.2	60.4
2022	1,640,096	(961,134)	1,798,217	1,123,546	445	122	45.9	55.5
2021	2,610,303	13,954,746	1,897,737	6,720,312	498	139	14.7	28.3

(1)     The Principal Executive Officer (“PEO”) in all three reporting years is our CEO, Shawn Nelson. The Non-PEO NEOs for fiscal years 2023 and 2022 are Jack Krause, Mary Fox, and Donna Dellomo. The Non-PEO NEOs for fiscal year 2021 are Jack Krause and Donna Dellomo.

(2)     “Compensation actually paid” amounts to our CEO and NEOs in each of 2023, 2022, and 2021, reflect the respective Summary Compensation Total with adjustments shown below as determined pursuant to SEC rules.
Year	SCT Total ($)	Minus SCT Change in Pension Value ($)	Plus Pension Value Service Cost ($)	Minus SCT Equity ($)	Plus (Minus) EOY Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at EOY ($)	Plus (Minus) Change from BOY to EOY in Fair Value of Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at EOY ($)	Plus Fair Value at Vesting Date of Awards Granted and Vested During the Fiscal Year ($)	Plus (Minus) Change in Fair Value from BOY to Vesting Date of Awards Granted in Any Prior Fiscal Year that Vested During the Fiscal Year ($)	Minus Fair Value at BOY of Awards Granted in Prior Year that were Forfeited During the Fiscal Year ($)	Plus Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Calculated CAP ($)
PEO
2023	3,204,682	0	0	2,472,858	1,362,906	(494,398)	0	(4,526,664)	0	0	(2,926,332)
2022	1,640,096	0	0	732,744	441,972	(2,832,849)	0	522,391	0	0	(961,134)
2021	2,610,303	0	0	1,849,542	3,823,574	8,807,809	527,971	34,631	0	0	13,954,746
Average Non-PEO NEOs
2023	2,411,938	0	0	1,579,290	870,419	(346,322)	0	(1,173,341)	0	0	183,404
2022	1,798,217	0	0	884,257	538,217	(606,465)	0	277,834	0	0	1,123,546
2021	1,897,737	0	0	1,160,146	3,029,668	2,417,441	511,489	24,123	0	0	6,720,312

”SCT” — Summary Compensation Table; “CAP”— Compensation Actually Paid; “EOY” — End of Year; “BOY” — Beginning of Year

Equity valuations above are as follows: Stock option fair values are calculated based on a Monte Carlo simulation as of each measurement date. Performance-based restricted stock fair values are calculated assuming target performance on the grant date. Subsequent valuations reflected probable outcomes at each measurement date and the actual outcome when vested. All time-vested restricted stock fair values are determined based on the valuation assumptions at the time of the grant.

(3)     Reflects the total shareholder return indexed to $100 per share for the Russell 2000 Index.

(4)     Adjusted EBITDA is a non-GAAP measure. For a discussion of this measure and for a reconciliation to the most directly comparable GAAP measure, see “Reconciliation of Non-GAAP Financial Measures” in Appendix A of this Proxy Statement.

Financial Performance Measures

As described in detail in the “Compensation Discussion and Analysis,” the Company’s executive compensation program consists of several compensation elements reflecting the Company’s pay for performance philosophy, including equity compensation. The most important financial performance measures used to link compensation actually paid to the Company’s named executive officers with the Company’s performance for fiscal 2023 are as follows:

▪       Adjusted EBITDA; and

▪       Net sales.

Relationship Between Compensation Actually Paid and Company Performance

The graphs below show the relationship between “compensation actually paid” to our PEO and Other NEOs and (i) the Company’s adjusted EBITDA performance (non-GAAP), (ii) the Company’s net income performance, and (iii) the Total Shareholder Return (“TSR”) of both the Company and the Russell 2000 Index, in each case for the fiscal years ended 2021, 2022 and 2023.

In accordance with Item 402(v), the CAP calculation reflects, among others, adjustments to the fair value of equity awards during the years presented. Factors impacting the fair value of equity awards include the price of our common stock at year end, as well as the projected and actual achievement of performance goals.

CEO Pay Ratio

Under SEC rules, the Company is providing the following information for fiscal year 2023:

▪       The total compensation of the median employee, excluding the CEO, was $26,767

▪       The annual total compensation of the CEO was $3,205,306

▪       The ratio of CEO total compensation to median employee total compensation: 120 to 1

Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure.

In order to determine the median employee, the Company examined W2 wages for the 2022 calendar year for all employees, excluding our CEO, employed as of December 31, 2022. On the determination date, our employee population consisted of 1,415 individuals, all located in the United States. This population consisted of our full-time, part-time, seasonal and temporary employees. There are no employee exclusions considered for median employee determination. Our median employee is an hourly associate, employed part-time at an hourly rate of $15, working approximately 24 hours per week. Our part-time employees are also eligible to participate in a field incentive program. Actual earnings were taken into consideration per SEC rules to identify the median employee.

Once we identified our median employee, we combined all the elements of the median employee’s compensation for fiscal year 2023 to determine the median employee total compensation in accordance with the requirements of item 402(c)(2)(x) of Regulation S-K and compared such total compensation to the total compensation of our CEO, as reported in the Summary Compensation Table.

Proposal 3
APPROVAL OF THE AMENDMENT OF THE SECOND AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

Our 2017 Equity Incentive Plan was first approved by our Board of Directors and our stockholders on August 26, 2017. In 2018, the 2017 Equity Plan was amended to increase the shares of our common stock authorized and reserved for issuance under the 2017 Equity Plan to 615,066 shares. In 2019, 2020 and 2022, the 2017 Equity Plan was amended and restated to, among other things, increase the shares of our common stock authorized and reserved for issuance thereunder to 1,414,889 shares, 2,104,889 shares and 2,654,889 shares, respectively.

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest calibre. One of the tools our Board of Directors regards as essential in addressing these human resource challenges is a competitive equity incentive program. At this time, due to our hiring needs in fiscal 2023 and projected human capital objectives in fiscal 2024, including hiring in certain key strategic positions, we estimate that the 2017 Equity Plan does not have enough shares reserved to allow us to retain the talented employees necessary to attain our objectives.

Since our ability to grant equity incentive compensation to eligible individuals is an integral part of our compensation practices and our ability to attract and retain employees, directors and other service providers, we are requesting stockholder approval to amend the 2017 Equity Plan to add 225,000 shares to the 2017 Equity Plan’s share reserve. The 2017 Equity Plan would be amended as set forth in Amendment to the 2017 Equity Plan (the “Amended 2017 Equity Plan”) attached as Appendix B to this Proxy Statement.

Summary of the Amended 2017 Equity Plan

The following summary of the Amended 2017 Equity Plan is qualified in its entirety by the specific language of the Amended 2017 Equity Plan.

General.    The purpose of the Amended 2017 Equity Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards.

Authorized Shares.    The maximum aggregate number of shares authorized for issuance under the Amended 2017 Equity Plan is 2,879,889 shares, assuming the stockholders approve the addition of 225,000 shares to the reserve. Given that approximately 506,649 shares remain available for grant as of April 1, 2023, if approved, we would have 731,649 shares available for new grants following approval of the Amended 2017 Equity Plan.

Share Counting.    If any award granted under the Amended 2017 Equity Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the Amended 2017 Equity Plan. Shares will not be treated as having been issued under the Amended 2017 Equity Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares that are withheld or reacquired by the Company in satisfaction of a tax withholding obligation in connection with an option or a stock appreciation right or that are tendered in payment of the exercise price of an option will not be made available for new awards under the Amended 2017 Equity Plan.

Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the vesting or settlement of “full value” awards will again become available for issuance under the Amended 2017 Equity Plan.

Adjustments for Capital Structure Changes.    Appropriate and proportionate adjustments will be made to the number of shares authorized under the Amended 2017 Equity Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding regular, periodic cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the compensation committee also has the discretion under the Amended 2017 Equity Plan to adjust other terms of outstanding awards as it deems appropriate.

Nonemployee Director Award Limits.    The aggregate grant date fair value of all awards granted to any nonemployee director during any fiscal year of the Company combined with any cash compensation for that year for services as a nonemployee director will not exceed $500,000.

Limitation on Vesting of Certain Awards.    No award granted under the Amended 2017 Equity Plan shall become exercisable or vested prior to the minimum vesting period of the one-year anniversary of the date of grant except for (i) substitute awards assumed in any transaction, (ii) awards to non-employee Directors granted on or about the date of an annual general meeting of shareholders, and (iii) shares of stock delivered in lieu of fully earned non-employee Director cash compensation obligations. These restrictions shall not apply to awards granted under the Amended 2017 Equity Plan equal to five percent (5%) of the plan limit.

Administration.    The Amended 2017 Equity Plan generally will be administered by the Compensation Committee, although the Board of Directors retains the right to appoint another of its committees to administer the Amended 2017 Equity Plan or to administer the Amended 2017 Equity Plan (either such duly appointed committee or the Board of Directors, the “Committee”). Subject to the provisions of the Amended 2017 Equity Plan, the Committee determines the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to the Amended 2017 Equity Plan, amend, cancel or renew any award, interpret and administer the Amended 2017 Equity Plan and any award agreement, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award.

The Amended 2017 Equity Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the Amended 2017 Equity Plan. All awards granted under the Amended 2017 Equity Plan will be evidenced by an agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the Amended 2017 Equity Plan. The Committee will interpret the Amended 2017 Equity Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding.

Prohibition of Option and SAR Repricing.    The Amended 2017 Equity Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: lower the exercise price per share of an option or the base price of a stock appreciation right after it is granted, cancel an option or stock appreciation right when the price per share exceeds the fair market value of one share of stock in exchange for cash or another award (other than in connection with a change in control), or take any other action with respect to an option or stock appreciation right that would be treated as a repricing under the rules and regulations of the U.S. national securities exchange on which the shares of stock are listed.

Eligibility.    Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company.

Stock Options.    The Committee may grant non-statutory stock options, incentive stock options or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.

No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the Amended 2017 Equity Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon a participant’s termination for cause (as defined by the Amended 2017 Equity Plan).

Stock Appreciation Rights.    The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the Amended 2017 Equity Plan is ten years.

Restricted Stock Awards.    The Committee may grant restricted stock awards under the Amended 2017 Equity Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions will be subject to the same vesting terms and restrictions as the original award.

Restricted Stock Units.    The Committee may grant restricted stock units under the Amended 2017 Equity Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals or may make the awards subject to vesting conditions. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights. The dividend equivalent rights would be subject to the same vesting conditions and settlement terms as the original award.

Performance Awards.    The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination of these.

The Committee will establish performance goals applicable to the award based on the attainment of specified target levels with respect to measures of business or financial performance of the Company and, as applicable, each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the metrics set forth in the Amended 2017 Equity Plan, or on any other metric it chooses.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, if applicable, or other methodology established by the Committee, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of events determined by the Committee, which may include changes in accounting standards or any unusual or infrequently occurring event or transaction occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to increase, eliminate, or reduce the amount that would otherwise be payable on the basis of the performance goals attained to a participant. The Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on the Company’s common stock to the extent that the performance shares become vested (dividend equivalents are subject to the same vesting terms and restrictions as the underlying award).

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Cash-Based Awards and Other Stock-Based Awards.    The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals. Settlement of awards may be in cash or shares of common stock. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The committee may grant dividend equivalent rights with respect to other stock-based awards, which will be subject to the same vesting terms and restrictions as the underlying award. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.

Change in Control.    Unless otherwise defined in a participant’s award or other agreement with the Company, a “Change in Control” occurs upon (a) a person or entity (with certain exceptions described in the Amended 2017 Equity Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. Any awards which are not assumed or continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of consummation of the Change in Control.

Our Compensation Committee has discretion to accelerate vesting of awards in connection with a Change in Control. The vesting of all awards held by non-employee Directors will be accelerated in full upon a Change in Control.

The Amended 2017 Equity Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant for each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award in an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise price per share, if any, under the award. An award having an exercise or purchase price per share equal to or greater than the fair market value of the consideration to be paid per share of common stock in the Change in Control may be cancelled without payment of consideration to the holder.

Clawback Policy.    All awards granted under the Amended 2017 Equity Plan and any payments made under the Amended 2017 Equity Plan shall be subject to clawback or recoupment as permitted or mandated by applicable law, rules, regulations or the Company’s Clawback Policy as enacted September 1, 2021 and as modified from time to time, including, but not limited to, termination of service for cause or any act by a participant, whether before or after termination of service, that would constitute cause for termination of service, or any accounting restatement.

Amendment, Suspension or Termination.    The Amended 2017 Equity Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the Amended 2017 Equity Plan following the tenth anniversary of the Amended 2017 Equity Plan’s effective date. The Committee may amend, suspend or terminate the Amended 2017 Equity Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the Amended 2017 Equity Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law or the rules of any stock exchange on which the Company’s shares are then listed. No amendment, suspension or termination of the Amended 2017 Equity Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse effect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Amended 2017 Equity Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Stock Options and Stock Appreciation Rights.    The grant of an option or stock appreciation right will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of an option other than an incentive stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. When disposing of shares acquired by exercise of an incentive stock option before the end of the statutory incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss.

Other Awards.    Other awards under the Amended 2017 Equity Plan generally will result in ordinary income to the participant at the later of the time of delivery of cash or shares or the time that the risk of forfeiture lapses.

New Plan Benefits

We have not granted awards or committed to grant awards subject to stockholder approval of the Amended 2017 Equity Plan to any individual or group of individuals. The grant of additional awards under the Amended 2017 Equity Plan is subject to the discretion of the Committee from time to time.

Vote Requirement

Approval of the Amended 2017 Equity Plan requires the affirmative vote of a majority of the shares present at the meeting or represented by proxy and entitled to vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE SECOND AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock by:

▪       each stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock,

▪       each of our current Directors, nominees and named executive officers, and

▪       all of our current executive officers, Directors and nominees as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Shares of common stock subject to options or RSUs currently exercisable, or exercisable within 60 days of April 6, 2023, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or RSU but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Information set forth in the table with respect to beneficial ownership of common stock has been obtained from filings made by the named beneficial owners with the SEC as of April 6, 2023, or, in the case of our current executive officers and directors, has been provided to us by such individuals. We have based our calculation of the percentage of beneficial ownership on 15,195,566 shares of our common stock outstanding as of April 6, 2023. Except as otherwise noted, the address of each person or entity in the following table is c/o The Lovesac Company, Two Landmark Square, Suite 300, Stamford, Connecticut 06901.

Name	Number of Outstanding Shares Owned	Shares Subject to Options and RSUs(12)	Total Beneficial Ownership	Percent of Shares Outstanding
5% Stockholders:
Granahan Investment Management LLC(1)	1,299,851	—	1,299,851	8.55%
Wasatch Advisors, Inc.(2)	947,144	—	947,144	6.23%
BlackRock, Inc.(3)	945,269	—	945,269	6.22%
FMR LLC(4)	941,206	—	941,206	6.19%
Executive Officers, Directors and Nominees:
Shawn Nelson(5)(6)	237,605	340,162	577,767	3.72%
Mary Fox	12,405	2,772	15,177	*
Jack A. Krause	163,607	119,999	283,606	1.85%
Donna Dellomo	105,209	58,817	164,026	1.08%
Andrew R. Heyer(7)(8)	306,894	4,435	311,329	2.05%
John Grafer(9)(10)	466,702	2,408	469,110	3.09%
Sharon M. Leite	1,638	3,675	5,313	*
Walter F. McLallen(11)	12,136	2,408	14,544	*
Vineet Mehra	—	—	—	*
Shirley Romig	9,361	2,408	11,769	*
All Executive Officers, Directors and Nominees as a group (10 persons)	1,315,557	537,084	1,852,641	12.09%

*        Represents beneficial ownership of less than one percent (1%).

(1)     Based on information contained in a Schedule 13G filed by Granahan Investment Management LLC (“Granahan”) on February 14, 2023 reporting ownership of these shares as of December 31, 2022. According to the

Schedule 13G, Granahan reported that, as of December 31, 2022, it had sole voting power for 1,086,138 shares of our common stock and sole dispositive power for 1,299,851 shares of our common stock. Granahan’s address is Wyman Street, Suite 460, Waltham, Massachusetts 02451.

(2)     Based on information contained in a Schedule 13G/A filed by Wasatch Advisors, Inc. (“Wasatch”) on February 8, 2023 reporting ownership of these shares as of December 31, 2022. According to the Schedule 13G/A, Wasatch reported that, as of December 31, 2022, it had sole voting and dispositive power for 947,144 shares of our common stock. Wasatch’s address is 505 Wakara Way, Salt Lake City, UT 84108.

(3)     Based on information contained in a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on February 1, 2023 reporting ownership of these shares as of December 31, 2022. According to the Schedule 13G/A, BlackRock reported that, as of December 31, 2022, it had sole voting power for 930,833 shares of our common stock and sole dispositive power for 945,269 shares of our common stock. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(4)     Based on information contained in a Schedule 13G/A filed by FMR LLC (“FMR”) and Abigail P. Johnson on February 9, 2023 reporting ownership of these shares as of December 31, 2022. According to the Schedule 13G/A, FMR reported that, as of December 31, 2022, it had sole voting power for 940,522 shares of our common stock and sole dispositive power for 941,206 shares of our common stock. FMR’s address is 245 Summer Street, Boston, Massachusetts 02210.

(5)     Includes 55,795 shares of common stock held by The LDPV Holding Trust, dated October 1, 2018, of which Mr. Nelson’s spouse is trustee and Mr. Nelson has sole authority over the disposition of the shares of common stock held by the trust.

(6)     Includes 120,000 shares of common stock pledged by Mr. Nelson to secure a loan as approved by the Board of Directors.

(7)     Based on information contained in a Form 4/A filed on January 4, 2023 by Mr. Andrew R. Heyer reporting ownership of these shares as of January 3, 2023, includes 1,749 shares of common stock held indirectly by MEP Co-Invest, LLC (“MEP Co-Invest”) which is an entity controlled by Mr. Heyer; 35,282 shares of common stock held by Heyer Investment Management, LLC and19,891 shares of common stock held by Andrew R. Heyer 2007 Associates, L.P., each of which Mr. Heyer controls; 1,000 shares purchased for the benefit of the Charlotte Heyer Trust, 1,000 shares purchased for the benefit of the Daniel Heyer Trust, 1,000 shares purchased for the benefit of the Eleanor Heyer Trust, 1,000 shares purchased for the benefit of the Georgina Heyer Trust, 1,000 shares purchased for the benefit of the Max Heyer Trust, 2,000 shares purchased for the benefit of the Harris Heyer Trust, 2,000 shares purchased for the benefit of the James Heyer Trust, 2,000 shares purchased for the benefit of the Peter Justin Heyer Trust, 2,000 shares purchased for the benefit of the William Heyer Trust (collectively, the “Heyer Trusts”), 4,994 shares purchased for the benefit of the Heyer Family Foundation and 3,000 shares purchased for the benefit of the Heyer Charitable Lead Annuity Trust. The reporting person is a trustee of each of the Heyer Trusts, the Heyer Family Foundation and the Heyer Charitable Lead Annuity Trust; and 228,978 shares of common stock held directly by Mr. Heyer. Pursuant to Rule 16a-1 of the Exchange Act, Mr. Heyer may be deemed to have beneficial ownership of certain of the securities that are beneficially owned by MEP Co-Invest.

(8)     Includes 14,316 shares of common stock acquired upon the vesting of RSUs which have been deferred.

(9)     Based on information contained in a Form 4 filed jointly filed by Mr. John R. Grafer, Satori Capital, LLC (“Satori Capital”), SCGPM, LLC (“SCGPM”), Satori Capital Strategic Opportunities GP, LLC (“Satori CSOGP”), Satori Capital Strategic Opportunities, LP (“Satori CSO”), Satori Capital III GP, LLC (“SCIIIGP”), Satori Capital III, LP (“SCIII”), Sunny Vanderbeck and Randy Eisenman (together, the “Satori Holders”) filed on June 2, 2022, reporting ownership of these shares as of June 2, 2022. Satori CSOGP, is the general partner of Satori CSO, and SCIIIGP is the general partner of SCIII. SCGPM is the manager of Satori CSOGP and SCIIIGP and may be deemed to share voting and dispositive power with respect to the shares held by Satori CSO and SCIII. SCGPM is wholly owned and controlled by Satori Capital, which is indirectly owned and controlled by Sunny Vanderbeck and Randy Eisenman through entities that Sunny Vanderbeck or Randy Eisenman own or control. Numbers of shares of common stock beneficially owned by Satori Capital, Mr. Vanderbeck and Mr. Eisenman also include shares of common stock issued in respect of certain restricted stock units RSUs granted to Mr. Grafer, a partner at Satori Capital, by the Company, in connection with his service as a member of the board of directors of the Company. Pursuant to the policies of Satori Capital, Mr. Grafer holds the RSUs granted to him by the Company as a nominee on behalf, and for the sole benefit, of Satori Capital. Mr. Grafer disclaims beneficial ownership of any such RSUs and any common stock issued in respect thereof, and of any other securities held by the Satori Holders. Pursuant to Rule 16a-1 of the Exchange Act, Mr. Grafer may be deemed to have beneficial ownership of certain of the securities that are beneficially owned by Satori CSO and SCIII. Mr. Grafer disclaims beneficial ownership of the securities owned by Satori CSO and SCIII.

(10)   Includes 10,616 shares of common stock acquired upon the vesting of RSUs which have been deferred.

(11)   Includes 6,490 shares of common stock acquired upon the vesting of RSUs which have been deferred.

(12)   Reflects options exercisable and RSUs vesting within sixty days of April 6, 2023 For Mr. Heyer and Ms. Leite includes 4,435 and 3,675 RSUs, respectively, eligible to vest within sixty days of April 6, 2023 that have been deferred.

CERTAIN RELATIONSHIPS AND
RELATED PARTY TRANSACTIONS

Related Party Transactions Policy

We have adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, the Audit Committee is responsible for reviewing and approving related party transactions. The policy applies to transactions, arrangements and relationships (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the aggregate amount involved will, or may be expected to, exceed $120,000 with respect to any fiscal year, and in which we (or one of our subsidiaries) are a participant and in which a related party has or will have a direct or indirect material interest. In the course of reviewing potential related party transactions, the Audit Committee will consider the nature of the related party’s interest in the transaction; the presence of standard prices, rates or charges or terms otherwise consistent with arms-length dealings with unrelated third parties; the materiality of the transaction to each party; the reasons for the Company entering into the transaction with the related party; the potential effect of the transaction on the status of a Director as an independent, outside or disinterested Director or committee member; and any other factors the Audit Committee may deem relevant.

We are not aware of any related party transactions that require disclosure under Item 404 of Regulation S-K.

Proposal 4

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Marcum LLP (“Marcum”) served as our independent auditors for the fiscal year ended January 30, 2022 and January 31, 2021, and the subsequent interim periods through July 21, 2022. On July 21, 2022, following a competitive process undertaken by the Audit Committee, the Company informed Deloitte & Touche LLP (“Deloitte”) that the Audit Committee had selected Deloitte to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2023, subject to completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter. In connection with the selection of Deloitte, the Audit Committee dismissed Marcum as the Company’s independent registered public accounting firm on July 21, 2022.

During the fiscal years ended January 30, 2022 and January 31, 2021, and the subsequent interim periods through July 21, 2022, there were no (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreement in their reports, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that Marcum advised the Company that the following material weakness existed as of January 30, 2022: the Company did not establish an effective control environment due to the ineffective design and implementation of information technology and related activity level controls covering all significant accounts; and the ineffectiveness was due, in part, to inadequate information technology general controls (“ITGC”) relating to certain information technology systems and affected, among other things, the integrity of the data used to support the related activity level controls.

The audit reports of Marcum on the Company’s financial statements as of and for the fiscal years ended January 30, 2022 and January 31, 2021, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of Marcum on the effectiveness of internal control over financial reporting as of January 30, 2022 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that Marcum’s report as of January 30, 2022, indicates that the Company did not maintain effective internal control over financial reporting as of January 30, 2022 because of the effect of the material weaknesses on the achievement of the objectives of the ITGC criteria, as further described above. The Audit Committee discussed the material weakness with Marcum. The Company has authorized Marcum to respond fully to inquiries of Deloitte concerning the material weakness.

The change in independent auditors was previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2022. A copy of Marcum’s related letter, dated July 22, 2022, was included as an exhibit to such Form 8-K filing.

During the year ended January 29, 2023, we undertook a series of activities to remediate the material weakness and designed to strengthen the information technology control environment. We completed our testing of both the design and operating effectiveness of the informational technology general controls, and have concluded that the material weakness has been remediated as of January 29, 2023.

During the fiscal years ended January 30, 2022 and January 31, 2021, and the subsequent interim periods through July 21, 2022, neither the Company nor anyone on its behalf has consulted Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of internal control over financial reporting, where either a written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Our Audit Committee has appointed Deloitte as the independent registered public accounting firm to audit the financial statements of our Company for the fiscal year ending February 4, 2024 and recommends that stockholders vote in favor of the ratification of such appointment. Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by law or otherwise. However, the Board, upon the recommendation of the Audit Committee, is submitting the selection of Deloitte to stockholders for ratification as a matter of good governance. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of Deloitte and Marcum will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Fees

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with the Audit Committee annually. In accordance with standard policy, Deloitte & Touche LLP will rotate the individuals who are responsible for the Company’s audit.

In addition to performing the audit of the Company’s financial statements, Deloitte & Touche LLP provided various other services during fiscal 2023 and 2022. The Audit Committee has determined that Deloitte & Touche LLP’s provision of these services, which are described below, does not impair Deloitte & Touche LLP’s independence with respect to the Company.

The following table shows the aggregate fees paid or accrued for audit and other services provided for fiscal 2023 and 2022:

	FY2023	FY2022
Audit fees(1)	$ 883,743	$ 613,880
Audit-related fees(2)	—	13,519
Tax fees	—	—
All other fees	1,914	—
Total fees	$ 885,657	$ 627,399

(1)     Audit fees for fiscal 2023 and 2022 consisted of fees for the audit of the Company’s annual financial statements, including audited financial statements presented in our 2023 Annual Report, review services in connection with quarterly Form 10-Qs and services that are normally provided in connection with regulatory filings, including registration statements, for those years. The increase in audit fees in fiscal 2023 is primarily due to the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s new independent registered public accounting firm for fiscal 2023 effective July 21, 2022.

(2)     Audit-related fees for fiscal years 2023 and 2022 consisted primarily of the audits of certain employee benefit plans.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the services relating to the fees described in the table above were approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policy.

Vote Requirement

Approval of the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting or represented by proxy and entitled to vote on this proposal. If you hold your shares through a broker and you do not instruct the broker how to vote, your broker will have the authority to vote your shares in its discretion on this proposal. Abstentions will have the effect of a vote cast against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2024.

Other Matters

Report of the Audit Committee

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of our accounting and financial reporting processes and the audits of our financial statements; (ii) our system of disclosure controls and internal controls over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditor; (v) the performance of our independent auditor; and (vi) the business practices and ethical standards of the Company. The Audit Committee is responsible for the appointment, compensation, retention and oversight of work of the Company’s independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for the preparation, presentation and integrity of our financial statements, for the appropriateness of the accounting principles and reporting policies that we use and for establishing and maintaining adequate internal control over financial reporting. Deloitte & Touche, or Deloitte, our independent registered public accounting firm for the year ending January 29, 2023, was responsible for performing an independent audit of our financial statements included in our Annual Report on Form 10-K for the year ended January 29, 2023 and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended January 29, 2023.

The Audit Committee has also reviewed and discussed with Deloitte the audited financial statements in the Form 10-K. In addition, the Audit Committee discussed with Deloitte those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”). Deloitte provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Deloitte its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for filing with the SEC for the year ended January 29, 2023.

THE AUDIT COMMITTEE
Walter F. McLallen, Chair Sharon M. Leite Shirley Romig

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires directors, certain officers and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that all reports for the Company’s officers and directors that were required to be filed under Section 16 of the Exchange Act were timely filed for fiscal 2023, except for one Form 4 representing three transactions for each of our NEOs.

Stockholder Proposals for Fiscal 2024 Annual Meeting of Stockholders

Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at the Company’s fiscal 2024 Annual Meeting of Stockholders to be held in 2024 and wish to have those proposals included in the Company’s Proxy Statement and form of proxy must submit their proposals and be received by the Company at the principal executive offices of the Company no later than the close of business on February 1, 2024. In order to be eligible for inclusion in our 2024 proxy statement, any matter so submitted, including stockholder proposals for candidates for nomination for election to the Board, must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, and comply with the provisions of our By-Laws and be submitted in writing to the Secretary at the principal executive offices.

Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in fiscal 2024 (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on March 3, 2024 and not earlier than the close of business on February 1, 2024. However, if the Company changes the date of the 2024 Annual Meeting of Stockholders to a date more than 30 days before or after the anniversary of the fiscal 2023 Annual Meeting, then such notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company. The stockholder must also provide all of the information and follow the procedures required by our Bylaws. Submitting a notice does not ensure that the proposal will be raised at the 2023 Annual Meeting. We will not permit stockholder proposals that do not comply with the foregoing notice requirement to be brought before the 2023 Annual Meeting.

In addition to satisfying the above advance notice requirements, in order to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company’s Corporate Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than the deadlines set forth above.

Proposals should be addressed to The Lovesac Company, Attn: Corporate Secretary, Two Landmark Square, Suite 300, Stamford, Connecticut, 06901.

Stockholder Communications

Shareholders and interested parties may communicate directly with the Board of Directors, a committee of the Board, the independent directors as a group, or any individual director by writing to: Board of Directors, c/o Secretary, Two Landmark Square, Suite 300, Stamford, Connecticut 06901, or by emailing to Secretary@lovesac.com. The Secretary reviews all communications sent to the Board of Directors and regularly provides to the Board a summary of communications that relate to the functions of the Board or a committee of the Board or that otherwise require Board attention. Certain items unrelated to the duties and responsibilities of the Board will not be forwarded to the Board including, without limitation, business solicitations, advertisements and surveys; requests for donations and sponsorships; job applications or resumes; product inquiries and complaints; unsolicited ideas and business proposals; or any materials that are threatening, illegal or do not relate to the responsibilities of the Board. Other communications that relate to the functions of the Board or committee will be provided to the Board or to an individual director, as appropriate. Concerns relating to accounting, internal accounting controls or auditing matters will be referred directly to the Chair of the Audit Committee.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. We make available free of charge on or through our Internet website, https://investor.lovesac.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Ethics, and charters of the Board committees may also be accessed on our website. The SEC’s Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.

__________________

We currently know of no other matters to be voted on at the 2023 Annual Meeting. If any other matters properly come before the meeting, the persons named in the form of proxy intend to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by execution of the proxy.

BY ORDER OF THE BOARD OF DIRECTORS,

April 17, 2023	Shawn Nelson
Stamford, CT	Chief Executive Officer

Appendix A

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA is defined as a non-GAAP financial measure by the Securities and Exchange Commission (the “SEC”) that is a supplemental measure of financial performance not required by, or presented in accordance with, GAAP. We define “Adjusted EBITDA” as earnings before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include management fees, equity-based compensation expense, write-offs of property and equipment, deferred rent, financing expenses and certain other charges and gains that we do not believe reflect our underlying business performance. We have reconciled this non-GAAP financial measure with the most directly comparable GAAP financial measure within the schedules attached hereto.

We believe that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of our business, facilitate a more meaningful comparison of our actual results on a period-over-period basis and provide for a more complete understanding of factors and trends affecting our business. We have provided this information as a means to evaluate the results of our ongoing operations alongside GAAP measures such as gross profit, operating income (loss) and net income (loss). Other companies in our industry may calculate these items differently than we do. These non-GAAP measures should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP, such as net income (loss) or net income (loss) per share as a measure of financial performance, cash flows from operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

A-1

THE LOVESAC COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

(amounts in thousands)	Thirteen weeks ended January 29, 2023	Thirteen weeks ended January 30, 2022	Fifty-two weeks ended January 29, 2023	Fifty-two weeks ended January 30, 2022
Net income	$ 27,644	$ 32,640	$ 28,242	$ 45,900
Interest expense, net	16	44	117	179
Taxes	10,411	(8,480)	10,658	(7,638)
Depreciation and amortization	2,646	2,111	10,842	7,859
EBITDA	40,717	26,315	49,859	46,300
Equity-based compensation(a)	7,536	3,013	10,570	6,027
Loss on disposal of property and equipment(b)	4	464	45	464
Impairment of right of use lease asset(c)	—	—	—	554
One time executive compensation, non-equity based(d)	—	500	—	500
Gain on recovery of insurance settlement related to damaged inventory(e)		(632)	—	(632)
Other non-recurring expenses(f)(g)	—	2,300	(105)	2,300
Adjusted EBITDA	$ 48,257	$ 31,960	$ 60,369	$ 55,513

(a)     Represents expenses, such as compensation expense and employer taxes related to RSU equity vesting and exercises associated with stock options and restricted stock units granted to our associates and board of directors. Employer taxes are included as part of selling, general and administrative expenses on the Statements of Operations.

(b)     Represents the loss on disposal of fixed assets related to showrooms.

(c)     Represents the impairment of the right of use lease asset for one showroom for which the fixed assets had been impaired in the prior fiscal year.

(d)     Represents one time executive compensation related to recruitment sign on bonus to build the executive management team.

(e)     Represents an insurance settlement related to damaged inventory.

(f)      There were no other non-recurring expenses in the thirteen weeks ended January 29, 2023. Other non-recurring expenses in the thirteen weeks ended January 30, 2022 are related to $2.0 million from a one-time settlement fee to terminate an existing agreement with a vendor partner and $0.3 million related to a legal settlement.

(g)     Other non-recurring expenses in fiscal 2023 represents costs related to a legal settlement. Other non-recurring expenses in fiscal 2022 are related to $2.0 million from a one-time settlement fee to terminate an existing agreement with a vendor partner and $0.3 million related to a legal settlement.

A-2

Appendix B

Amendment No. 1
to The Lovesac Company
Second Amended and Restated
2017 Equity Incentive Plan

This Amendment No. 1 (the “Amendment”) to The Lovesac Company Second Amended and Restated 2017 Equity Incentive Plan (the “Plan”) is made by the Lovesac Company, a Delaware corporation (the “Company”), effective as of the date of its approval by the stockholders of the Company at the Company’s 2023 annual meeting of stockholders.

The Amendment was approved by the Board of Directors of the Company on March 23, 2023.

1. Amendment to Section 4.1. Section 4.1 of the Plan is deleted and replaced with the following:

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, upon shareholder approval of the first amendment to this Plan, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be increased by 225,000 shares, making the aggregate number of shares of Stock that may be issued under the Plan equal to 2,879,889 shares and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

2. Continued Effect. Except as set forth herein, the Plan shall remain unchanged and in full force and effect, and the forms of stock option award agreements, restricted stock units award agreements and any outstanding award agreements under the Plan shall effectively adopt the amendments herein, as applicable.

B-1

ANNUAL MEETING OF STOCKHOLDERS OF THE LOVESAC COMPANY June 1, 2023 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM Eastern Time the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/22259 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20830303000000000000 2 060123 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES:John Grafer Andrew Heyer Jack Krause Sharon Leite Walter McLallen Vineet Mehra Shawn Nelson Shirley Romig INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 2. To provide advisory approval of the Company’s fiscal 2023 compensation for its named executive officers. 3. To approve the Amendment of the Second Amended and Restated 2017 Equity Incentive Plan that increases 4. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 4, 2024. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” ALL NOMINEES in Proposal 1, and “FOR” Proposals 2, 3 and 4. FOR AGAINST ABSTAIN In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” ALL NOMINEES in Proposal 1, and “FOR” Proposals 2, 3 and 4. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person

THE LOVESAC COMPANY Proxy for Annual Meeting of Stockholders at 10:00 AM Eastern Time on June 1, 2023 Solicited on Behalf of the Board of Directors The stockholder(s) hereby appoint(s) Mary Fox and Donna Dellomo, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of The Lovesac Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Eastern Time on June 1, 2023 and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://www.viewproxy.com/LovesacCompany/2023/ by 11:59 PM Eastern Time on May 31, 2023. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting at http://www.viewproxy.com/LovesacCompany/2023/ by logging in using the password you received via email in your registration confirmation. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “General Information”. (Continued and to be signed on the reverse side.) 1.1 14475